                            AMENDMENT AND RESTATEMENT

                                     OF THE

                   INTERTAPE POLYMER GROUP INC. USA EMPLOYEES'

                   STOCK OWNERSHIP AND RETIREMENT SAVINGS PLAN

                         EFFECTIVE AS OF JANUARY 1, 2001

                            AMENDMENT AND RESTATEMENT
                                     OF THE
                   INTERTAPE POLYMER GROUP INC. USA EMPLOYEES'
                   STOCK OWNERSHIP AND RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I          Definitions.................................................................................I-1


ARTICLE II         Amendment and Restatement, and Merger, of the Plan.........................................II-1


ARTICLE III        Purpose of the Plan and the Trust.........................................................III-1


ARTICLE IV         Plan Administrator.........................................................................IV-1


ARTICLE V          Eligibility and Participation...............................................................V-1


ARTICLE VI         Contributions to the Trust.................................................................VI-1


ARTICLE VII        Participants' Accounts....................................................................VII-1


ARTICLE VIII       Benefits Under the Plan..................................................................VIII-1


ARTICLE IX         Payments of Benefits.......................................................................IX-1


ARTICLE X          Preretirement Withdrawals and Diversification Elections.....................................X-1


ARTICLE XI         Directed Investments.......................................................................XI-1


ARTICLE XII        Trust Funds...............................................................................XII-1


ARTICLE XIII       Expenses of Administration of the Plan and the Trust Fund................................XIII-1


ARTICLE XIV        Amendment and Termination.................................................................XIV-1


ARTICLE XV         Miscellaneous..............................................................................XV-1



                            AMENDMENT AND RESTATEMENT
                                     OF THE
                   INTERTAPE POLYMER GROUP INC. USA EMPLOYEES'
                   STOCK OWNERSHIP AND RETIREMENT SAVINGS PLAN


         This Amendment and Restatement of the Intertape Polymer Group Inc. USA Employees' Retirement Plan is made and entered into effective for all purposes as of January 1, 2001, except as may be otherwise noted herein, by IPG Administrative Services, Inc. (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company has previously adopted the Intertape Polymer Group Inc. USA Employees' Retirement Plan, which has been amended from time to time (as amended, the "Plan"); and

         WHEREAS, the Company is authorized and empowered to amend the Plan; and

         WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Plan to provide for the revision of the contribution, investment, accounting provisions to add employee stock ownership plan provisions to the Plan, to bring the Plan into compliance with recent legislative changes and to change the name of the Plan to the Intertape Polymer Group Inc. USA Employees' Stock Ownership and Retirement Savings Plan.

         NOW, THEREFORE, the Plan is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 "ACCOUNT" or "ACCOUNTS" shall mean, as required by the context, the entire amount held from time to time for the benefit of any one Participant, or a portion thereof attributable to a Participant's Elective Contributions Account, Employer Contributions Account, Matching Contributions Account, Qualified Non-Elective Contributions Account, and/or Rollover / Merger Account.

                  (a) To the extent provided hereinafter, a Participant's Elective Contributions Account, Employer Contributions Account, Matching Contributions Account, Qualified Non-Elective Contributions Account, and Rollover / Merger Account may each include an ESOP Account and a Non-ESOP Account.

                  (b) A Participant's ESOP Accounts shall be comprised of amounts invested in the ESOP Company Stock Fund on behalf of the

         Participant from time to time and may each include an Employer Securities Account and an Other Investments Account, as set forth hereinafter.

         1.2 "ACTUAL CONTRIBUTION PERCENTAGE" shall mean, with respect to any Plan Year beginning on or after January 1, 1997 and with respect to a group of Participants for the Plan Year, the average of the Actual Contribution Ratios (calculated separately for ESOP Contributions (for Plan Years beginning on or after January 1, 2000) and Non-ESOP Contributions, and for each member of the group) of each Participant who is a member of such group.

         1.3 "ACTUAL CONTRIBUTION RATIO" shall mean the ratio of the amount of Matching Contributions (calculated separately for ESOP Contributions and Non-ESOP Contributions, and including any other ESOP Contributions or Non-ESOP Contributions that may be treated as matching contributions in accordance with Treasury Regulation Section 1.401(m)-1(b)(5)) made on behalf of a Participant for a Plan Year to the Participant's Compensation for the Plan Year.

         1.4 "ACTUAL DEFERRAL PERCENTAGE" shall mean, with respect to any Plan Year beginning on or after January 1, 1997 and with respect to a group of Participants for the Plan Year, the average of the Actual Deferral Ratios (calculated separately for ESOP Contributions (for Plan Years beginning on or after January 1, 2001) and Non-ESOP Contributions, and for each member of the group) of each Participant who is a member of such group.

         1.5 "ACTUAL DEFERRAL RATIO" shall mean the ratio of the amount of Elective Contributions (calculated separately for ESOP Contributions and Non-ESOP Contributions, and including Elective Contributions by Highly Compensated Employees in excess of the limitation set forth in section 6.1(b)(1) to the extent required by Treasury Regulation Section 1.402(g)-1(e)(1)(ii), any Non-Elective Contributions treated as elective ESOP Contributions or elective Non-ESOP Contributions) made on behalf of a Participant for a Plan Year to the Participant's Compensation for the Plan Year.

         1.6 "ADMINISTRATOR" shall mean the Plan Administrator.

         1.7 "AFFILIATE" shall mean, with respect to an Employer, any corporation other than such Employer that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which such Employer is a member; all other trades or businesses (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with such Employer; any service organization other than such Employer that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which such Employer is a member; and any other organization that is required to be aggregated with such Employer under Section 414(o) of the Code. For purposes of determining the limitations on Annual Additions, the special rules of Section 415(h) of the Code shall apply.

         1.8 "AGREEMENT AND DECLARATION OF TRUST" shall mean the agreement providing for the Trust Fund, as entered into between the Company and the Trustee and as the agreement may be amended from time to time.

         1.9 "ANNUAL ADDITIONS"

                  (a) The term "Annual Additions" shall mean, with respect to a Limitation Year, the sum of:

                           (1) the amount of the contributions made by the
                  Employers (including elective contributions other than amounts distributed as "excess deferrals" in accordance with Treasury Regulation Section 1.402(g)-1(e)(2) or (3)) and allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate;

                           (2) the amount of the Employee's contributions (other
                  than Rollover Contributions, if any) to any contributory defined contribution plan maintained by an Employer or an Affiliate;

                           (3) except as provided in section 1.9(b), any
                  forfeitures separately allocated to the Participant under any defined contribution plan maintained by an Employer or an Affiliate; and

                           (4) if the Participant is a Key Employee, to the
                  extent required by law, any contributions allocated to any individual account on behalf of such Participant under Section 401(h) or Section 419A(d) of the Code.

                  (b) The amount of any ESOP Contribution allocated to a Participant for purposes of section 1.9(a)(1), if such contribution is used to repay a loan for the purchase of Employer Securities, shall be equal to the Participant's share of the repayment, and not to the value of Employer Securities released from a suspense account and allocated to such Participant's Employer Securities Accounts as a result of such repayment. If no more than one third of the ESOP Contributions for a Plan Year that are used to repay a loan for the purchase of Employer Securities are allocated to Highly Compensated Employees, the Annual Additions for such Plan Year shall not include

                           (1) forfeitures of Employer Securities that were
                  acquired with the proceeds of a loan, and

                           (2) amounts used to pay interest on a loan used for
                  the purchase of Employer Securities.

         1.10 "BOARD OF DIRECTORS" and "BOARD" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

         1.11 "BREAK IN SERVICE" shall mean a Period of Severance of twelve (12) consecutive months. A Break in Service shall be deemed to commence on the first day of the Period of Severance and shall be deemed to end on the day on which the Employee again performs an Hour of Service.

                  (a) Solely for purposes of determining whether a Break in Service has occurred, in the case of an Employee who is absent from work beyond the first anniversary of the beginning of a Period of Severance and the absence is for maternity or paternity leave reasons, the date the Employee incurs a Break in Service shall be the second anniversary of the beginning of the Employee's Period of Severance. The period between the first and second anniversary of the beginning of the Period of Severance shall not constitute a Period of Service.

                  (b) An absence from work for maternity or paternity leave reasons means an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for a child of the Employee for a reasonable period beginning immediately following the birth or placement of such child.

         1.12 "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

         1.13 "COMPANY" shall mean IPG Administrative Services, Inc. and its successors.

         1.14 "COMPENSATION" shall mean wages within the meaning of Section 3401(a) of the Code (wages, tips and other compensation paid to or for an Employee which is subject to withholding for Federal income tax purposes). Compensation shall not include any amount required to be included in gross income as a taxable fringe benefit.

                  (a) (1) Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment of the services performed.

                  (2) Compensation shall also include elective contributions made on behalf of a Participant to this Plan, salary reduction contributions made pursuant to a plan described in Section 125 of the Code, and amounts contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Section 132(f) of the Code.

                  (b) To the extent required by law no Compensation in excess of the $170,000 limit under Section 401(a)(17) of the Code (as adjusted in accordance with law) shall be taken into account for any Employee.

                  (c) For purposes of crediting contributions pursuant to
         Article VI (other than elective contributions) with respect to any Plan Year, no Compensation paid by an Employer with respect to an Employee prior to the Employee's first day of participation shall be taken into account.

         1.15 "DIRECT ROLLOVER" shall mean a payment of an Eligible Rollover Distribution by the Plan to an Eligible Retirement Plan specified by the Distributee.

         1.16 "DISTRIBUTEE" shall mean

                  (a) a Participant, or former Participant, who is entitled to benefits payable as a result of his retirement, disability or other severance of service as provided in Article VIII,

                  (b) a Participant's, or former Participant's, surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 8.4, and

                  (c) a Participant's, or former Participant's, spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, entitled to benefits payable as provided by section 15.2(b).

         1.17 "DIVERSIFICATION ELECTION PERIOD" shall mean the six Plan Year period beginning with the later of

                  (a) the Plan Year after the Plan Year in which the Participant attains age 55; or

                  (b) the Plan Year after the Plan Year in which the Participant first completes ten (10) years of participation in the Plan.

         1.18 "EARLY RETIREMENT DATE" shall mean the first date on which a Participant has reached the age of 55 years and completed seven Years of Service.

         1.19 "EARNINGS" attributable to any Pooled Investment Fund (other than any pooled Employer Securities Accounts or Other Investments Accounts) shall mean, with respect to a Valuation Period, the aggregate of the unrealized appreciation or depreciation accruing to the Pooled Investment Fund during such a period; and the income earned or the loss sustained by the Pooled Investment Fund during such period, whether from investments or from the sale or exchange of assets. The Earnings attributable to a separate portion of a Segregated Investment Fund (other than any segregated Employer Securities Accounts or Other Investments Accounts) credited to a Participant's Account for any Valuation Period shall be determined by multiplying the number of shares of the Segregated Investment Fund credited to the Participant's Account by the difference between the value of each share for the current Valuation Date and the value of each share as of the most recent preceding Valuation Date. The Earnings attributable to any portion of the ESOP Company Stock Fund credited to any Other Investments Accounts shall mean, with respect to a Valuation Period, (i) cash dividends received on shares of Employer Securities allocated to Participants' Employer Securities Accounts (to the extent such cash dividends are not used, pursuant to section 7.5 of this Plan and the Agreement and Declaration of Trust to repay the loan), (ii) cash dividends received on Employer Securities not allocated to any Participant's Employer Securities Account or any Fund described in Article XI (to the extent such cash dividends are not used, pursuant to section 7.5 of this Plan and the Agreement and Declaration of Trust to repay a loan), and (iii) the aggregate of the unrealized appreciation or depreciation occurring in the value of, and that portion of the income earned or the loss sustained by, the Other Investments Account during such period.

         1.20 "EFFECTIVE DATE" of this Amendment and Restatement shall mean January 1, 2001, except as may otherwise be noted herein.

         1.21 "ELECTIVE CONTRIBUTION" shall mean a contribution pursuant to section 6.1 by an Employer on behalf of a Participant.

         1.22 "ELECTIVE CONTRIBUTIONS ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to contributions made to this Plan under salary reduction arrangements pursuant to section 6.1. A Participant's Elective Contributions Account shall include amounts previously credited to the "Participant's Elective Account" in this Plan under the terms of this Plan as in effect immediately before this Amendment and Restatement.

         1.23 "ELIGIBLE RETIREMENT PLAN" shall mean an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's, or former Participant's, surviving Eligible Spouse who is entitled to death benefits payable pursuant to section 8.4, an Eligible Retirement Plan shall mean an individual retirement account or individual retirement annuity.

         1.24 "ELIGIBLE ROLLOVER DISTRIBUTION" shall mean any distribution of all or any portion of the balance to the credit of a Distributee, other than:

                  (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made

                           (1) for the life (or life expectancy) of the
                  Distributee, or the joint lives (or life expectancies) of the Distributee and the Distributee's designated beneficiary, or

                           (2) for a specified period of ten years or more;

                  (b) any distribution to the extent such distribution is required under Section 410(a)(9) of the Code; and

                  (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and

                  (d) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

Notwithstanding the preceding provisions of this section, an Eligible Rollover Distribution shall not include one or more distributions during a Plan Year with respect to a Participant if the aggregate amount distributed during the Year is less than $200 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

         1.25 "ELIGIBLE SPOUSE" shall mean a Participant's husband or wife.

         1.26 "EMPLOYEE"

                  (a) The term "Employee" shall mean any person employed by an Employer or an Affiliate other than:

                           (1) a member of a collective bargaining unit if
                  retirement benefits were a subject of good faith bargaining between such unit and an Employer unless the bargaining agreement provides for coverage in this Plan;

                           (2) a nonresident alien who does not receive earned
                  income from sources within the United States;

                           (3) an individual whose employment status has not
                  been recognized by completion of Internal Revenue Service Form W-4 and who is not initially treated as a common law employee of an Employer on the payroll records of an Employer; and

                           (4) a leased employee.

                  (b) Effective for Plan Years beginning on or after January 1, 1997, the term "leased employee" means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("leasing organization"), has performed services for the Employer (or for the Employer and one or more Affiliates) on a substantially full time basis for a period of at least one year and the individual's services are performed under the primary direction or control of such Employer.

         1.27 "EMPLOYER" shall mean the Company, Cajun Bag & Supply Corp., Central Products Company, Intertape, Inc., Intertape Polymer Corp., Intertape

Polymer Management Corp., and any other subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company.

         1.28 "EMPLOYER CONTRIBUTIONS ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to contributions made as ESOP Employer Contributions pursuant to section 6.3(a) and Non-ESOP Employer Contributions pursuant to section 6.3(b). A Participant's Employer Contributions Account shall include amounts previously credited to the "Participant's Account" with respect to "Employer's Non-Elective Contributions" in this Plan as of the Effective Date of this Amendment and Restatement under the terms of this Plan in effect immediately before this Amendment and Restatement.

         1.29 "EMPLOYER SECURITIES" shall mean common shares, any other type of stock or any marketable obligation (as defined in Section 407(e) of ERISA) issued by the Issuer; provided, however, that if Employer Securities are purchased with borrowed funds, Employer Securities, to the extent required by
Section 4975 of the Code, shall only include

                  (a) such securities that are readily tradable on an established securities market, or

                  (b) if none of the stock of the Issuer (or any Affiliate of the Issuer other than a member of an affiliated service group that includes the Issuer) is publicly tradable on an established securities market, common shares issued by the Issuer having a combination of voting power and dividend rights equal to or in excess of

                           (1) that class of common shares of the Issuer or any
                  Affiliate having the greatest voting power, and

                           (2) that class of common shares of the Issuer or any
                  Affiliate having the greatest dividend rights, or

                  (c) noncallable preferred shares that is convertible at any time into stock meeting the requirements of section 1.29(a) or (b) (whichever is applicable), if such conversion is at a reasonable price (determined pursuant to Treasury Regulation ss.54.4975-11(d)(5) as of the date of acquisition by the Trustee).

         1.30 "EMPLOYER SECURITIES ACCOUNT" shall mean a subaccount which may be established pursuant to section 7.2 with respect to amounts invested in common shares of the Company held within the ESOP Company Stock Fund.

         1.31 "ENTRY DATE" shall mean the first day of each calendar month.

         1.32 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. References to a specific section of ERISA shall include references to any successor provisions.

         1.33 "ESOP ACCOUNT" shall mean a subaccount established pursuant to section 7.2 with respect to amounts invested in the ESOP Company Stock Fund.

         1.34 "ESOP COMPANY STOCK FUND" shall mean the fund established under the Agreement and Declaration of Trust between the Company and the Trustee from which the amounts of supplementary compensation provided by the Plan and invested primarily in common shares of the Issuer are to be paid or are to be funded.

         1.35 "ESOP CONTRIBUTION" shall mean a contribution made pursuant to
Article VI by an Employer on behalf of a Participant that is initially invested in the ESOP Company Stock Fund.

         1.36 "ESOP EMPLOYER CONTRIBUTION" shall mean a contribution pursuant to section 6.3(a) by an Employer on behalf of a Participant.

         1.37 "ESOP MATCHING CONTRIBUTION" shall mean a Matching Contribution pursuant to section 6.2(a)(1) by an Employer on behalf of a Participant.

         1.38 "FAIR MARKET VALUE" shall mean, for purposes of the valuation of Employer Securities, the closing price (or, if there is no closing price, then the closing bid price) of such Employer Securities as reported on the Composite Tape, or if not reported thereon, then such price as reported in the trading reports of the principal securities exchange in the United States on which such Employer Securities are listed, or if the Employer Securities are not listed on a securities exchange in the United States, the mean between the dealer closing "bid" and "ask" prices on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of the securities as determined in good faith and based on all relevant factors; provided, however, that the Fair Market Value of Employer Securities not readily tradable on an established securities market shall be determined by an independent appraiser pursuant to Section 401(a)(28)(C) of the Code.

         1.39 "FUND" shall mean an investment fund established pursuant to
Article XI.

         1.40 "HARDSHIP" shall mean an immediate and heavy financial need of the Participant for which a distribution from the Participant's Elective Contributions Account is necessary to satisfy such need, as described in section 10.1.

         1.41 "HIGHLY COMPENSATED EMPLOYEE"

                  (a) The term "Highly Compensated Employee" shall mean, for Plan Years beginning on or after January 1, 1997, any Employee:

                           (1) who was a 5% owner of an Employer or an Affiliate
                  during the Plan Year or the immediately preceding Plan Year;
                  or

                           (2) whose Section 415 Compensation was more than
                  $80,000 (adjusted under such regulations as may be issued by the Secretary of the Treasury) for the immediately preceding Plan Year.

                  (b) In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer constituting United States source income (within the meaning of Section 861(a)(3) of the Code) shall not be treated as Employees.

                  (c) For purposes of determining who is a Highly Compensated Employee, an Employer and any Affiliate shall be taken into account as a single Employer.

                  (d) For purposes of this section, the determination of Section 415 Compensation shall be based only on Section 415 Compensation that is actually paid and shall be made by including elective or salary reduction contributions to a plan described in Section 125 of the Code, a plan described in Section 401(k) of the Code, a simplified employee pension described in Section 408(k) of the Code, a plan described in
         Section 403(b) of the Code, or deferrals made pursuant to Section 132(f) of the Code.

                  (e) The term "Highly Compensated Employee" shall also mean any former Employee who separated from service (or was deemed to have separated from service) prior to the Plan Year, performs no service for an Employer during the Plan Year, and was an actively employed Highly Compensated Employee in the separation year or any Plan Year ending on or after the date the Employee attained age 55.

         1.42 "HOUR OF SERVICE"

                  (a) The term "Hour of Service" shall mean

                           (1) an hour for which an Employee is paid, or
                  entitled to payment, for the performance of duties for an Employer or an Affiliate;

                           (2) an hour for which an Employee is paid, or
                  entitled to payment, by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or leave of absence. Notwithstanding the preceding,

                                    (A) no more than 501 Hours of Service shall
                           be credited under this section 1.42(a)(2) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Plan Year);

                                            (B) an hour for which an Employee is
                           directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                                            (C) an hour shall not be credited
                           for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

                           (3) an hour for which back pay, irrespective of
                  mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate; provided, that the same Hour of Service shall not be credited both under section 1.42(a)(1) or section 1.42(a)(2), as the case may be, and under this section 1.42(a)(3). Crediting of an Hour of Service for back pay awarded or agreed to with respect to periods described in section 1.42(a)(2) shall be subject to the limitations set forth in that section.

         The definition set forth in this section 1.42(a) is subject to the special rules contained in Department of Labor Regulations Sections 2530.200b-2(b) and (c), and any regulations amending or superseding such sections, which special rules are hereby incorporated in the definition of "Hour of Service" by this reference.

                  (b) Each Employee who is not required to maintain records of his actual Hours of Service during any month shall be credited with 190 Hours of Service for such month if he would be credited with at least one Hour of Service during such month under section 1.42(a).

                  (c) (1) Notwithstanding the other provisions of this "Hour of Service" definition, in the case of an Employee who is absent from work for any period by reason of her pregnancy, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for a reasonable period beginning immediately following such birth or placement, the Employee shall be treated as having those Hours of Service described in section 1.42(c)(2).

                  (2) The Hours of Service to be credited to an Employee under the provisions of section 1.42(c)(1) are the Hours of Service that otherwise would normally have been credited to such Employee but for the absence in question or, in any case in. which the Plan is unable to determine such hours, eight Hours of Service per day of such absence; provided, however, that the total number of hours treated as Hours of

         Service under this section 1.42(c) by reason of any such pregnancy or placement shall not exceed 501 hours.

                  (3) The hours treated as Hours of Service under this section 1.42(c) shall be credited only in the Plan Year in which the absence from work begins, if the crediting is necessary to prevent a Break in Service in such Plan Year or, in any other case, in the immediately following Plan Year.

                  (4) Credit shall be given for Hours of Service under this
         section 1.42(c) solely for purposes of determining whether a Break in Service has occurred for participation or vesting purposes; credit shall not be given hereunder for any other purposes (including, without limitation, benefit accrual).

                  (5) Notwithstanding any other provision of this section 1.42(c), no credit shall be given under this section 1.42(c) unless the Employee in question furnishes to the Administrator such timely information as the Administrator may reasonably require to establish that the absence from work is for reasons referred to in section 1.42(c)(1) and the number of days for which there was such an absence.

         1.43 "ISSUER" shall mean Intertape Polymer Group Inc., a Canadian corporation which is a member of the same controlled group as the Company, and its successors.

         1.44 "KEY EMPLOYEE" shall mean any Employee or former Employee (and the beneficiaries of such Employee) who is at any time during the Plan Year (or was at any time during the four preceding Plan Years)--

                  (a) an officer of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates in excess of 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year; provided, however, that no more than the lesser of--

                           (1) 50 Employees, or

                           (2) the greater of

                                    (A) three Employees or

                                    (B) 10 percent of all Employees,

         shall be treated as officers, and such officers shall be those with the highest annual compensation in the five-year period;

                  (b) one of the ten Employees owning (or considered as owning) the largest interests in an Employer or an Affiliate, owning more than a 1/2% interest in the Employer or an Affiliate, and having an aggregate annual compensation from the Employer and its Affiliates of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year that includes the last day of the Plan Year;

                  (c) 5% owner of an Employer or an Affiliate; or

                  (d) a 1% owner of an Employer or an Affiliate having an aggregate annual compensation from the Employer and its Affiliates of more than $150,000.

Ownership shall be determined in accordance with Code section 416(i)(1)(B) and
(C). For purposes of section 1.44(b), if two Employees have the same ownership interest in an Employer or an Affiliate, the Employee having the greatest annual compensation from the Employer and all Affiliates shall be treated as having a larger interest. For purposes of this section, "compensation" shall mean Section 415 Compensation.

         1.45 "LEAVE OF ABSENCE" shall mean the time granted to an Employee for illness, military service or other purposes, all as authorized in accordance with uniform rules adopted by his Employer from time to time. Leave of Absence shall also include the time that an Employee serves in the armed forces of the United States of America during a period of national emergency or as a result of the operation of a compulsory military service law of the United States of America, and during any period after his discharge from such armed forces in which his employment rights are guaranteed by law.

         1.46 "LIMITATION YEAR" shall mean the Plan Year.

         1.47 "MATCHING CONTRIBUTION" shall mean a contribution pursuant to section 6.2 by an Employer on behalf of a Participant. Matching Contributions shall include ESOP Matching Contributions made pursuant to section 6.2(a)(1), and Non-ESOP Matching Contributions made pursuant to section 6.2(a)(2).

         1.48 "MATCHING CONTRIBUTIONS ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to ESOP Matching Contributions and Non-ESOP Matching Contributions made pursuant to sections 6.2(a)(1) and 6.2(a)(2), respectively.

         1.49 "NON-ELECTIVE CONTRIBUTION" shall mean a contribution pursuant to section 6.4 by an Employer on behalf of a Participant, and shall include Non-Elective Contributions made as ESOP Contributions pursuant to section 6.4(a) and Non-Elective Contributions made as Non-ESOP Contributions pursuant to section 6.4(b).

         1.50 "NON-ESOP ACCOUNT" shall mean a subaccount established pursuant to section 7.2 with respect to amounts invested in Funds other than the ESOP Company Stock Fund.

         1.51 "NON-ESOP CONTRIBUTION" shall mean a contribution made pursuant to
Article VI by an Employer on behalf of a Participant that is initially invested in a Fund other than the ESOP Company Stock Fund.

         1.52 "NON-ESOP EMPLOYER CONTRIBUTION" shall mean an Employer Contribution pursuant to section 6.3(b) by an Employer on behalf of a Participant.

         1.53 "NON-ESOP MATCHING CONTRIBUTION" shall mean a Matching Contribution pursuant to section 6.2(a)(2) by an Employer on behalf of a Participant.

         1.54 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean, with respect to any Plan Year, an Employee who is not a Highly Compensated Employee.

         1.55 "NON-KEY EMPLOYEE" shall mean, with respect to any Plan Year, an Employee or former Employee who is not a Key Employee (including any such Employee who formerly was a Key Employee).

         1.56 "NORMAL RETIREMENT DATE" shall mean the later of the date on which a Participant attains the age of 65 years or the date which is the 5th anniversary of the date in which the Participant became a Participant in the Plan.

         1.57 "OTHER INVESTMENTS ACCOUNT" shall mean a subaccount established pursuant to section 7.2 with respect to amounts invested in assets other than common shares of the Issuer held within the ESOP Company Stock Fund.

         1.58 "PARTICIPANT" shall mean any eligible Employee of an Employer who has become a Participant under the Plan and shall include any former employee of an Employer who became a Participant under the Plan and (1) who still has a balance in an Account under the Plan or (2) is entitled to an allocation of a contribution pursuant to section 7.5(b).

         1.59 "PERIOD OF SERVICE" shall mean, with respect to an Employee, the period (expressed in years and fractional years) beginning with the date the Employee last commenced employment with an Employer or an Affiliate and ending with the date that a Period of Severance begins; provided, however, that for purposes of Article V and Article VIII any Period of Severance of less than twelve (12) consecutive months shall be disregarded and such time shall be included in the Period of Service. For purposes of Article VI, any Period of Severance of less than twelve (12) consecutive months shall not be disregarded.

                  (a) For purposes of this section,

                           (1) the date an Employee commenced employment is the
                  first day an Employee performs an Hour of Service, and

                           (2) fractional periods of less than a year shall be
                  expressed in terms of days.

                  (b) For purposes of determining a Participant's vested percentage under the Plan:

                           (1) If an Employee incurs a Break in Service and is
                  thereafter reemployed by an Employer, his Periods of Service before such date shall be added to his Periods of Service after reemployment for purposes of determining his vested percentage in his Matching Contribution Account and Nonelective Contribution Account attributable to contributions made after his reemployment.

                           (2) Notwithstanding the foregoing, Periods of Service
                  shall not include any Period of Service prior to a Break in Service if the Participant had no vested interest in the balance of his Accounts attributable to Employer contributions at the time of such Break in Service and if the number of consecutive Breaks in Service equaled or exceeded the greater of five or the number of Years of Service completed by the Participant prior thereto (not including any Periods of Service not required to be taken into consideration under this subsection as a result of any prior Break in Service).

         1.60 "PERIOD OF SEVERANCE" shall mean, with respect to an Employee, the period beginning with the earlier of the date the Employee separates from the service of an Employer or an Affiliate by reason of quitting, discharge, death or retirement, or the date twelve (12) months after the date the Employee separates from the service of the Employer or Affiliate for any reason other than quitting, retirement, discharge or death (e.g., vacation, holiday, sickness, disability, leave of absence or lay off), and ending with the date the Employee performs an Hour of Service.

         1.61 "PLAN" shall mean the Intertape Polymer Group Inc. USA Employees' Stock Ownership and Retirement Savings Plan (f/k/a Intertape Polymer Group Inc. USA Employees' Retirement Plan) as herein set forth, as it may be amended from time to time.

         1.62 "PLAN ADMINISTRATOR" shall mean the Company.

         1.63 "PLAN YEAR" shall mean the 12 month period ending on December 31.

         1.64 "POOLED INVESTMENT FUND" shall mean a Fund established under
Article XI, the combined assets of which shall consist of the common investments of all Participants selecting the Fund.

         1.65 "QUALIFIED JOINT AND SURVIVOR ANNUITY" shall mean

                  (a) in the case of a Participant who has an Eligible Spouse, an annuity for the life of the Participant with a survivor annuity for the life of his spouse that is 50% of the amount of the annuity payable during the joint lives of the Participant and his spouse; provided, however, that such annuity shall be the actuarial equivalent of the benefit that would otherwise be paid to the Participant; and

                  (b) in the case of any other Participant, an annuity for the life of the Participant.

         1.66 "QUALIFIED NON-ELECTIVE CONTRIBUTIONS ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to Non-Elective Contributions made pursuant to section 6.4 (and its predecessor provisions).

         1.67 "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" shall mean a survivor annuity for the life of the surviving spouse of the Participant equal to the death benefit provided in section 9.5 of Article IX and that begins within a reasonable time following the death of the Participant.

         1.68 "ROLLOVER CONTRIBUTION" shall mean a contribution pursuant to section 6.7 by an Employer on behalf of an Employee.

         1.69 ROLLOVER/MERGER ACCOUNT" shall mean an account established pursuant to section 7.2 with respect to qualified Rollover Contributions made pursuant to section 6.7.

         1.70 "SECTION 415 COMPENSATION" shall mean:

                  (a) Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations), and, effective for Plan Years beginning on or after January 1, 1998,

                           (1) any elective deferral (as defined in Section
                  402(g)(3) of the Code),

                           (2) any amount which is contributed or deferred by
                  the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of
                  Section 125 or 457 of the Code, and

                           (3) for Plan Years beginning on and after January 1,
                  2001, any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 132(f).

                  (b) Section 415 Compensation shall exclude the following:

                           (1) Employer contributions (except as set forth in
                  section 1.70(a) above) to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions (except as set forth in section 1.70(a) above) under a simplified employee pension or any distributions from a plan of deferred compensation; provided, however, that any amounts received by an Employee pursuant to an unfunded non-qualified plan are permitted to be considered as Section 415 Compensation in the year the amounts are includible in the gross income of the Employee;

                           (2) Amounts realized from the exercise of a
                  non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (3) Amounts realized from the sale, exchange or other
                  disposition of stock acquired under a qualified stock option; and

                           (4) Effective for Plan Years beginning prior to
                  January 1, 1998, other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

         1.71 "SEGREGATED INVESTMENT FUND" shall mean a Fund established under
Article XI, in which the assets of each Participant selecting the Fund shall be separately invested, and for which the earnings attributable to such assets shall be separately accounted.

         1.72 "TOP HEAVY PLAN" shall mean this Plan if the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) of the Key Employees and their beneficiaries for such Plan Year exceed 60% of the aggregate account balances (not including voluntary rollover contributions made by any Participant from an unrelated plan) for all Participants and their beneficiaries. Such values shall be determined for any Plan Year as of the last day of the immediately preceding Plan Year. The account balances on any determination date shall include the aggregate distributions made with respect to Participants during the five-year period ending on the determination date. For the purposes of this definition, the aggregate account balances for any Plan Year shall include the account balances and accrued benefits of all retirement plans qualified under Section 401(a) of the Code with which this Plan is required to be aggregated to meet the requirements of Section 401(a)(4) or 410 of the Code (including terminated plans that would have been required to be aggregated with this Plan) and all plans of an Employer or an Affiliate in which a Key Employee participates; and such term may include (at the discretion of the Plan Administrator) any other retirement plan qualified under Section 401(a) of the Code that is maintained by an Employer or an Affiliate, provided the resulting aggregation group satisfies the requirements of Sections 401(a) and 410 of the Code. All calculations shall be on the basis of actuarial assumptions that are specified by the Plan Administrator and applied on a uniform basis to all plans in the applicable aggregation group. The account balance of any Participant shall not be taken into account if:

                  (a) he is a Non-Key Employee for any Plan Year, but was a Key Employee for any prior Plan Year, or

                  (b) for Plan Years beginning after December 31, 1984, he has not performed any service for an Employer during the five-year period ending on the determination date.

         1.73 "TRUST" shall mean the trust established by the Agreement and Declaration of Trust.

         1.74 "TRUSTEE" shall mean the individual, individuals or corporation designated as trustee under the Agreement and Declaration of Trust.

         1.75 "TRUST FUND" or "TRUST FUNDS" shall mean the trust fund established under the Agreement and Declaration of Trust from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

         1.76 "VALUATION DATE" shall mean the last day of each Plan Year, or such other dates as may be selected by the Plan Administrator. In the event that the Plan Administrator designates each business day as a Valuation Date, the term "business day" shall mean a day on which the New York Stock Exchange and the home office of any third-party administrator that contracts with the Plan Administrator to provide services to the Plan are open for business.

         1.77 "VALUATION PERIOD" shall mean the period beginning with the first day after a Valuation Date and ending with the next Valuation Date.

         1.78 "YEAR OF SERVICE" shall mean

                  (a) the number of years included in an Employee's Periods of Service determined by aggregating all his years and days of service and converting days into years based upon the assumption that a year includes 365 days. Any Period of Service remaining after the aggregation that totals less than 365 days shall be disregarded in determining an Employee's number of Years of Service.

                  (b) For each Employee who was employed by Anchor Continental, Inc., Cajun Bag & Supply Corp. or International Container Systems, Inc., such Employee's "Years of Service" shall include, for all purposes of the Plan, service with Coating Technologies International, Inc. 401(k) Profit Sharing Plan for CTI and Anchor Continental, Inc.

         Employees, Cajun Bag & Supply Corp. and International Container Systems, Inc. during such time that a qualified plan was maintained for the benefit of the Employee.

                  (c) For each Employee of Tape, Inc. who was employed by Central Products Company as of August 9, 1999 or Spinnaker Electrical Tape Company as of July 29, 1999, such Employee's "Years of Service" shall include, for all purposes of the Plan, service with such entities.

                  (d) For each Employee that was a participant in the Intertape Polymer Corp. Retirement Plan or the Polymer International Corp. 401(k) Savings-Retirement Plan, such Employee's "Years of Service" shall include, for all purposes of the Plan, years of service credited under the Intertape Polymer Corp. Retirement Plan and the Polymer International Corp. 401(k) Savings-Retirement Plan.

                                   ARTICLE II

                AMENDMENT AND RESTATEMENT, AND NAME, OF THE PLAN

         2.1 The Employers' 401(k) profit sharing plan is hereby amended and restated in accordance with the terms hereof to be a combined employee stock ownership plan and 401(k) plan. The amended and restated Plan shall be known as the "INTERTAPE POLYMER GROUP INC. USA EMPLOYEES' STOCK OWNERSHIP AND RETIREMENT SAVINGS PLAN (F/K/A INTERTAPE POLYMER GROUP INC. USA EMPLOYEES' RETIREMENT
PLAN)."

                                  ARTICLE III

                        PURPOSE OF THE PLAN AND THE TRUST

         3.1 EXCLUSIVE BENEFIT. This Plan is created for the sole purpose of providing benefits to the Participants and enabling them to share in the growth of their Employer and is designed to invest ESOP Accounts in Employer Securities. Except as otherwise provided herein and as otherwise permitted by law, in no event shall any part of the principal or income of the Trust be paid to or reinvested in any Employer or be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

         3.2 RETURN OF CONTRIBUTIONS. Notwithstanding the foregoing provisions of section 3.1, any contribution made by an Employer to this Plan by a mistake of fact may be returned to the Employer within one year after the payment of the contribution; and any contribution made by an Employer that is conditioned upon the deductibility of the contribution under Section 404 of the Code (each contribution shall be presumed to be so conditioned unless the Employer specifies otherwise) may be returned to the Employer if the deduction is disallowed and the contribution is returned (to the extent disallowed) within one year after the disallowance of the deduction.

         3.3 PARTICIPANTS' RIGHTS. The establishment of this Plan shall not be considered as giving any Employee, or any other person, any legal or equitable right against any Employer, any Affiliate, the Plan Administrator, the Trustee or the principal or the income of the Trust, except to the extent otherwise provided by law. The establishment of this Plan shall not be considered as giving any Employee, or any other person, the right to be retained in the employ of any Employer or any Affiliate.

         3.4 QUALIFIED PLAN. This Plan and the Trust are intended to qualify under the Code as a tax-free employees' plan and trust, as a cash or deferred arrangement subject to Section 401(k) of the Code with respect to Elective Contributions, and as an employee stock ownership plan within the meaning of
Section 4975(e)(7) of the Code with respect to ESOP Accounts. The provisions of this Plan and the Trust should be interpreted accordingly.


                                     III-1

                                   ARTICLE IV

                               PLAN ADMINISTRATOR

         4.1 ADMINISTRATION OF THE PLAN. The Plan Administrator shall control and manage the operation and administration of the Plan, except with respect to investments. The Administrator shall have no duty with respect to the investments to be made of the funds in the Trust except as may be expressly assigned to it by the terms of the Agreement and Declaration of Trust.

         4.2 POWERS AND DUTIES. The Administrator shall have complete control over the administration of the Plan herein embodied, with all powers necessary to enable it to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Administrator shall have the power and discretion to interpret or construe this Plan and to determine all questions that may arise as to the status and rights of the Participants and others hereunder.

         4.3 DIRECTION OF TRUSTEE. It shall be the duty of the Administrator to direct the Trustee with regard to the allocation and the distribution of the benefits to the Participants and others hereunder.

         4.4 SUMMARY PLAN DESCRIPTION. The Administrator shall prepare or cause to be prepared a Summary Plan Description (if required by law) and such periodic and annual reports as are required by law.

         4.5 DISCLOSURE. At least once each year, the Administrator shall furnish to each Participant a statement containing the value of his interest in the Trust Fund and such other information as may be required by law.

         4.6 CONFLICT IN TERMS. The Administrator shall notify each Employee, in writing, as to the existence of the Plan and Trust and the basic provisions thereof. In the event of any conflict between the terms of this Plan and Trust as set forth in this Plan and in the Agreement and Declaration of Trust and as set forth in any explanatory booklet or other description, this Plan and the Agreement and Declaration of Trust shall control.

         4.7 NONDISCRIMINATION. The Administrator shall not take any action or direct the Trustee to take any action whatsoever that would result in unfairly benefiting one Participant or group of Participants at the expense of another or in improperly discriminating between Participants similarly situated or in the application of different rules to substantially similar sets of facts.

         4.8 RECORDS. The Administrator shall keep a complete record of all its proceedings as such Administrator and all data necessary for the administration of the Plan. All of the foregoing records and data shall be located at the principal office of the Administrator.

         4.9 FINAL AUTHORITY. Except to the extent otherwise required by law, the decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon each Employer and each Employee, member and beneficiary and every other interested or concerned person or party.

         4.10 CLAIMS.

                  (a) Claims for benefits under the Plan may be made by a Participant or a beneficiary of a Participant on forms supplied by the Plan Administrator. Written notice of the disposition of a claim shall be furnished to the claimant by the Administrator within ninety (90) days after the application is filed with the Administrator, unless special circumstances require an extension of time for processing, in which event action shall be taken as soon as possible, but not later than one hundred eighty (180) days after the application is filed with the Administrator; and, in the event that no action has been taken within such ninety (90) or one hundred eighty (180) day period, the claim shall be deemed to be denied for the purposes of section 4.10(b). In the event that the claim is denied, the denial shall be written in a manner calculated to be understood by the claimant and shall include the specific reasons for the denial, specific references to pertinent Plan provisions on which the denial is based, a description of the material information, if any, necessary for the claimant to perfect the claim, an explanation of why such material information is necessary and an explanation of the claim review procedure.

                  (b) If a claim is denied (either in the form of a written denial or by the failure of the Plan Administrator, within the required time period, to notify the claimant of the action taken), a claimant or his duly authorized representative shall have sixty (60) days after the receipt of such denial to petition the Plan Administrator in writing for a full and fair review of the denial, during which time the claimant or his duly authorized representative shall have the right to review pertinent documents and to submit issues and comments in writing. The Plan Administrator shall promptly review the claim and shall make a decision not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time for processing, in which event a decision shall be rendered as soon as possible, but not later than one hundred twenty
         (120) days after the receipt of the request for review. If such an extension is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision of the review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the Plan provisions on which the decision is based.

         4.11 APPOINTMENT OF ADVISORS. The Administrator may appoint such accountants, counsel (who may be counsel for an Employer), specialists and other persons that it deems necessary and desirable in connection with the administration of this Plan. The Administrator, by action of its Board of Directors, may designate one or more of its employees to perform the duties required of the Administrator hereunder.

                                   ARTICLE V

                          ELIGIBILITY AND PARTICIPATION

         5.1 CURRENT PARTICIPANTS. Any Employee who was a Participant in this Plan on the Effective Date of this amendment and restatement of the Plan shall remain as a Participant in the Plan.

         5.2 ELIGIBILITY AND PARTICIPATION.

                  (a) Except as provided in section 5.1 above, any Employee of an Employer shall be eligible to become a Participant in the Plan upon the later of completing 90 consecutive days of service (one Year of Service for Plan Years prior to January 1, 2000) and attaining age 18 (age 21 prior to October 1, 1998).

                  (b) Upon completion of the eligibility requirements described above, an Employee shall enter the Plan as a Participant, if he is still an Employee of an Employer, on the first Entry Date concurring therewith or occurring thereafter. An Employee who has completed the eligibility requirements prior to becoming an Employee of an Employer shall enter the Plan as a Participant on the date he becomes an Employee of an Employer (or, if later, on the first Entry Date following the completion of his eligibility requirements).

         5.3 FORMER EMPLOYEES.

                  (a) A Participant who separates from service with the Employer and who subsequently reenters the employ of an Employer as an Employee shall be eligible again to become an active Participant on the date of his reemployment, regardless of whether such date is a normal Entry Date. This requirement is satisfied if such Employee is permitted to commence or resume, as the case may be, making elective contributions no later than the beginning of the first payroll period commencing after the Employee's date of reemployment.

                  (b) An Employee who satisfies the eligibility requirements set forth above and who terminates employment with the Employer prior to becoming a Participant will become a Participant on the later of (A) the Entry Date on which he would have entered the Plan had he not terminated employment or (B) the date of his reemployment.

                  (c) An Employee who incurs a Break in Service prior to satisfying the eligibility requirements set forth above shall be eligible to become a Participant upon completion of such requirements.

         5.4 CHANGE IN EMPLOYMENT CLASSIFICATION.

                  (a) A Participant who ceases to be an Employee of an Employer will no longer actively participate in the Plan after the date he ceases to be an Employee of an Employer although he will continue to be credited with Years of Service for purposes of Article VIII. If such individual subsequently resumes his status as an Employee of an Employer, he shall be eligible again to become an active Participant on the date of his reemployment, regardless of whether such date is a normal Entry Date. This requirement is satisfied if such Employee is permitted to commence or resume, as the case may be, making elective contributions no later than the beginning of the first payroll period commencing after the date he resumes his status as an Employee of an Employer.

                           (b) If an individual who is employed by an Employer but who is not an Employee becomes an Employee, such Employee shall enter the Plan as an active Participant on the later of (1) the date the individual becomes an Employee of an Employer or (2) the Entry Date on which he would have entered the Plan had he been an Employee throughout his employment with the Employer. If the Employee enters the Plan as an active Participant on the date the he becomes an Employee, then he shall be permitted to commence making elective contributions no later than the beginning of the first payroll period commencing after the date he becomes an Employee.

                                   ARTICLE VI

                           CONTRIBUTIONS TO THE TRUST

         6.1 PARTICIPANTS' ESOP ELECTIVE CONTRIBUTIONS AND NON-ESOP ELECTIVE CONTRIBUTIONS.

                  (a) Each Employer shall contribute to the Trust, on behalf of each Participant, an Elective Contribution as specified in a salary reduction agreement (if any) between the Participant and such Employer under which the Participant elects, pursuant to the terms of this Plan, to reduce the compensation otherwise payable to him by an amount allocable to his Elective Contributions Account.

                           (1) Each Elective Contribution made on behalf of the
                  Participant that is initially invested in the ESOP Company Stock Fund pursuant to Article XI shall be deemed to be an ESOP Contribution.

                           (2) Each Elective Contribution made on behalf of the
                  Participant that is initially invested in a Fund other than the ESOP Company Stock Fund pursuant to Article XI shall be deemed to be a Non-ESOP Contribution.

                  (b) The Elective Contribution for a Participant for Plan Years beginning on and after January 1, 2001 shall not exceed the lesser of

                                    (1) (A) $10,500 (adjusted under such
                           regulations as may be issued from time to time by the Secretary of the Treasury) with respect to any calendar year,

                                    (B) reduced, during the calendar year
                           immediately following the year of a Participant's Hardship withdrawal, pursuant to section 10.1, by the amount of such Participant's aggregate Elective Contributions for the year of the Hardship withdrawal, or

                           (2) 15% of the Participant's Compensation for such
                  Plan Year (or such lower percentage as may be selected by the Board of Directors for the Plan Year).

         The minimum contribution made on behalf of a Participant electing to make a contribution pursuant to this section 6.1 for any Plan Year shall be 1% of his Compensation.

                  (c) (1) If a Participant's Elective Contributions made pursuant to section 6.1(a), together with any elective contributions by the Participant to any other plans of his Employer or an Affiliate intended to qualify under Sections 401(k) or 403(b) of the Code, exceed the limitation set forth in section 6.1(b)(1) for any calendar year, the Administrator, upon notification from the Participant or his

         Employer, shall refund to such Participant the portion of such excess that is attributable to contributions made pursuant to section 6.1(a), increased by the earnings thereon for such calendar year (such earnings shall be determined by the Plan Administrator, as of the last day of the calendar year preceding the date the refund is made, in a manner consistent with the provisions of section 7.5(a) and Treasury Regulation Section 1.402(g)-1(e)(5)) and reduced by any excess Elective Contributions, and earnings, for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 6.1(h). Any such refund shall be made on or before April 15 of the calendar year following the calendar year in which the excess Elective Contributions are made.

                           (2) If a Participant's Elective Contributions made
                  pursuant to section 6.1(a), together with any elective contributions by the Participant to any other plans intended to qualify under Sections 401(k), 403(b), 408(k) or 457 of the Code, exceed the limitation set forth in section 6.1(b)(1) for any calendar year (after the application of section 6.1(c)(1)), the Administrator may refund to such Participant, at the Participant's request, the portion of such excess that is attributable to contributions made pursuant to section 6.1(a) increased by the earnings thereon for such calendar year (determined as provided in section 6.1(c)(1)) and reduced by any excess Elective Contributions, and earnings, for the Plan Year beginning with or within the calendar year that have been previously distributed to the Participant in accordance with the provisions of section 6.1(h). Any such refund shall be made on or before April 15 of the calendar year following the calendar year in which the excess Elective Contributions are made.

                           (3) Excess Elective Contributions, and earnings,
                  shall be determined for purposes of sections 6.1(b)(1), 6.1(c)(1) and 6.1(c)(2) after taking into account any previous refunds to the Participant of excess Elective Contributions, and earnings, for the Plan Year ending with or within the calendar year made in accordance with the provisions of section 6.1(h).

                  (d) Any salary reduction agreement with respect to Elective Contributions shall be executed (or otherwise communicated to the Plan Administrator in a manner selected by the Administrator) and in effect prior to the date selected by the Administrator for the first pay period to which it applies. Any such agreement may be revised by the Participant in accordance with rules and procedures established by the Plan Administrator and communicated to Participants, and shall also be effective as to any bonus provided to the Participant.

                  (e) The Administrator shall have the right to require any Participant to reduce his Elective Contributions under any such agreements, or to refuse deferral of all or part of the amount set forth in such agreements, if necessary to comply with the requirements of this Plan and the Code.

                  (f) A Participant may suspend further Elective Contributions to the Plan at any time, provided the request for such suspension is received by the Plan Administrator prior to the date selected by the Administrator for the first pay period to which such suspension applies. Any Participant who suspends further contributions relating to periodic pay may reinstate such contributions by providing written notice to the Plan Administrator (or other communication in a manner selected by the Administrator) for any month thereafter (and as of the date within such month as determined by the Administrator). Any such notice shall be delivered within the time period designated by the Plan Administrator.

                  (g) In the event that a Participant receives a withdrawal of his Elective Contributions pursuant to section 10.1, such Participant shall not be permitted to make any further Elective Contributions pursuant to section 6.1(a) for a period of 12 months following the date of such withdrawal. After the completion of the 12-month period, the Participant may reinstate Elective Contributions in accordance with the provisions of section 6.1(f).

                  (h) (1) In the event that the Elective Contributions of Highly Compensated Employees made as ESOP Contributions pursuant to section 6.1(a)(1) or made as Non-ESOP Contributions pursuant to section 6.1(a)(2) exceed the limitations set forth in section 6.5, the aggregate excess Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions (plus the earnings thereon for the Plan Year to which the excess contributions relate), determined as set forth in section 6.1(h)(2) below, shall be distributed to the Highly Compensated Employees as provided in section 6.1(h)(3) below on or before the 15th day of the third month after the close of the Plan Year to which the excess contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions (plus the earnings thereon for the Plan Year to which the excess contributions relate) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

                           (2) For purposes of section 6.1(h)(1), effective for
                  Plan Years beginning on or after January 1, 1997, the amount of the aggregate excess Elective Contributions made as ESOP

                  Contributions (for Plan Years beginning on and after January 1, 2001) or as Non-ESOP Contributions for the Plan Year shall be equal to the sum of the amounts of such excess contributions attributable to each Highly Compensated Employee for the Plan Year.

                                    (A) In order to determine the amount of the
                           excess Elective Contributions made as ESOP
                           Contributions or as Non-ESOP Contributions attributable to each Highly Compensated Employee, the Plan Administrator shall first reduce the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio for the Plan Year to the extent required to:

                                          (i) enable the arrangement to satisfy
                                    the limitations set forth in section 6.5, or

                                          (ii) cause such Highly Compensated
                                    Employee's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio.

                  Then, if necessary, the Plan Administrator shall reduce the Actual Deferral Ratios of the Highly Compensated Employees with the next highest Actual Deferral Ratio for the Plan Year (including the Actual Deferral Ratio(s) of the Highly Compensated Employee(s) whose Actual Deferral Ratio the Plan Administrator already has reduced) to the extent required to comply with section 6.1(h)(2)(A)(i) or 6.1(h)(2)(A)(ii). This process shall then be repeated until the Actual Deferral Percentage for the Highly Compensated Employees satisfies the limitations set forth in section 6.6.

                           (B) The amount of the excess Elective Contributions
                  made as ESOP Contributions or as Non-ESOP Contributions that are attributable to each Highly Compensated Employee shall equal the remainder of

                                          (i) the total Elective Contributions
                                    made as ESOP Contributions or as Non-ESOP
                                    Contributions (and any Non-Elective
                                    Contributions treated as Elective
                                    Contributions made as ESOP Contributions or as Non-ESOP Contributions) on behalf of the Participant (determined prior to the application of this section 6.1(h)(2)), minus

                                          (ii) the amount determined by
                                    multiplying the Participant's Actual
                                    Deferral Ratio (determined after application of section 6.1(h)(2)(A)) by his Compensation used in determining such ratio.

                           (3) In order to determine the dollar amount of the
                  excess Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions that are distributable to each Highly Compensated Employee pursuant to section 6.1(h)(1) effective for Plan Years beginning on or after January 1, 1997, the Plan Administrator shall first reduce the Elective Contributions made as ESOP Contributions (for Plan Years beginning on and after January 1, 2001) or as Non-ESOP Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions for the Plan Year by a dollar amount equal to the lesser of

                               (A) the aggregate excess Elective Contributions
                  made as ESOP Contributions or as Non-ESOP Contributions determined under section 6.1(h)(2), or

                               (B) the dollar amount necessary to reduce such
                  Highly Compensated Employee's Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions to a dollar amount that is equal to the dollar amount of Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions of the Highly Compensated Employee with the next highest dollar amount of such Elective Contributions.

                  Then, if necessary, the Plan Administrator shall reduce the Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions of the Highly Compensated Employees with the next highest dollar amount of such Elective Contributions for the Plan Year (including the Highly Compensated Employee(s) whose Elective Contributions the Plan Administrator already has reduced) to the extent required to comply with section 6.1(h)(2). This process shall then be repeated until the aggregate excess Elective Contributions made as ESOP Contributions or as Non-ESOP Contributions and determined under section 6.1(h)(2) or 6.1(h)(3)(B) have been eliminated. The reduced amounts shall be distributed in accordance with section 6.1(h)(1) to the Highly Compensated Employees to whom the reductions are attributable under this section 6.1(h)(3). For purposes of this section 6.1(h)(3), Elective Contributions shall include amounts treated as elective contributions.

                           (4) The amount of excess Elective Contributions made
                  as ESOP Contributions or as Non-ESOP Contributions that may be distributed under this section 6.1(h) with respect to a Participant for a Plan Year shall be reduced by any excess deferrals previously distributed to such Participant under section 6.1(c) for the Participant's taxable year ending with or within such Plan Year.

                           (5) The Plan Administrator may use any reasonable
                  method for computing the income allocable to excess contributions, provided that the method does not violate
                  Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         6.2 ESOP MATCHING CONTRIBUTIONS AND NON-ESOP MATCHING CONTRIBUTIONS.

                  (a) (1) For Plan Years beginning on and after January 1, 2000, each Employer, at the discretion of the Board of Directors of the Company, may contribute to the Trust an ESOP Matching Contribution on behalf of each eligible Participant (as determined pursuant to section 6.2(b)) for whom an Elective Contribution is made to the Plan during the Plan Year. The amount of any ESOP Matching Contribution made pursuant to this section 6.2(a)(1), if any, shall be determined by the Board of Directors for the Company; provided, however, that no ESOP Matching Contribution shall be made for a Participant for that portion of his Elective Contribution that is in excess of 6% of the Participant's Compensation for the Plan Year; and, provided, further, that the Employers shall make an aggregate ESOP Matching Contribution sufficient to permit the scheduled repayment of any loan used to purchase Employer Securities (after consideration of any contributions made pursuant to sections 6.3(a) and 6.4(a)). The amount allocable to a Participant eligible to share in the ESOP Matching Contribution under this section 6.2(a)(1) of Article VI for the Plan Year shall be

                                    (A) the amount that shall bear the same
                           ratio to the total of such contribution for the Plan Year

                                    (B) as the Participant's Recognized Elective
                           Contribution for such Plan Year bears to the aggregate Recognized Elective Contributions of all Participants employed by the Employers who are eligible to share in the contribution for such Plan Year.

                           (2) Each Employer, at the discretion of the Board of
                  Directors of the Company, may contribute to the Trust a Non-ESOP Matching Contribution on behalf of each eligible Participant (as determined pursuant to section 6.2(b)) for whom an Elective Contribution is made to the Plan for the Plan Year. The amount of any Non-ESOP Matching Contribution made pursuant to this section 6.2(a)(2), if any, shall be determined by the Board of Directors for the Company; provided, however, that no Non-ESOP Matching Contribution shall be made for that portion of his Recognized Elective Contribution that is in excess of 6% of the Participant's Compensation for the Plan Year. The amount allocable to a Participant eligible to share in the Non-ESOP Matching Contribution for the Plan Year shall be

                                    (A) the amount that shall bear the same
                           ratio to the total of such contribution for the Plan year

                                    (B) as the Participant's Recognized Elective
                           Contribution for such Plan Year bears to the aggregate Recognized Elective Contributions of all Participants employed by such Employer who are eligible to share in the contribution for such Plan Year.

                           (3) For purposes of sections 6.2(a)(1) and 6.2(a)(2),
                  a Participant's Recognized Elective Contribution for each Plan Year shall be the aggregate amount of his Elective Contribution made to the Plan pursuant to section 6.1(a) (after consideration of the refund requirements of sections 6.1(c) and 6.1(h)).

                  (b) (1) Except as otherwise provided in this section 6.2(b), a Participant shall be eligible to share in the ESOP Matching Contribution or Non-ESOP Matching Contribution, described in section 6.2(a)(1) or 6.2(a)(2), for a Plan Year if he has completed a Period of Service of at least 180 days during the Plan Year and, if he is employed by his Employer on the last day of such Plan Year (or if his employment is terminated by his disability [as defined in section 8.2(b)] or death).

                           (2) In the event that the eligibility requirements
                  set forth in section 6.2(b)(1) would cause this Plan to fail to meet the coverage requirements of this section 6.2(b)(2) for any Plan Year, a Participant shall also be entitled to share in the ESOP Matching Contribution or Non-ESOP Matching Contribution if he meets the requirements of section 6.2(b)(3). In order to meet the coverage requirements of this section 6.2(b)(2) for the Plan Year, the Plan's "ratio percentage" for the Plan Year shall be at least seventy percent (70%). For purposes of this section 6.2(b)(2), the Plan's "ratio percentage" shall mean the percentage (rounded to the nearest hundredth of a percentage point) determined by dividing the percentage of the Non-Highly Compensated Employees who benefit under the Plan by the percentage of the Highly Compensated Employees who benefit under the Plan. The percentage of the Non-Highly Compensated Employees who benefit under the Plan shall be determined by dividing the number of Non-Highly Compensated Employees who are Participants in the Plan and are entitled to share in ESOP Matching Contributions or Non-ESOP Matching Contributions under the Plan by the total number of Non-Highly Compensated Employees who have met the eligibility and participation requirements of Article V. The percentage of the Highly Compensated Employees who benefit under the Plan shall be determined by dividing the number of Highly Compensated Employees who are Participants in the Plan and are entitled to share in ESOP Matching Contributions or Non-ESOP Matching Contributions under the Plan by the total number of Highly Compensated Employees who have met the eligibility and participation requirements of Article V. The Plan's "ratio percentage" shall be determined as of the last day of the Plan Year, taking into account all Employees who were Employees on any day during the Plan Year.

                           (3) If this Plan would otherwise fail to meet the
                  coverage requirements of section 6.2(b)(2) for a Plan Year, a Participant shall be entitled to share in the ESOP Matching Contributions or Non-ESOP Matching Contributions pursuant to this section 6.2(b)(3) if:

                                    (A) he is a Non-Highly Compensated Employee;

                                    (B) he completes 500 Hours of Service during
                           such Plan Year, regardless of whether such Plan Year constitutes a Year of Service for such Participant or whether he is employed by his Employer on the last day of the Plan Year; and

                                    (C) the allocation of an ESOP Matching
                           Contribution or Non-ESOP Matching Contribution to the Participant is required by this section 6.2(b)(3)(C). The number of Participants entitled to an allocation required by this section 6.2(b)(3)(C) (the "Required Number of Participants"), when added to the Non-Highly Compensated Employees who are eligible to receive an allocation pursuant to the provisions of section 6.2(b)(1), shall be equal to the minimum number of Non-Highly Compensated Employees who are required to be eligible for an ESOP Matching Contribution or Non-ESOP Matching Contribution from the Plan during the Plan Year in order to meet the minimum coverage requirements of section 6.2(b)(2). An allocation is required by this section 6.2(b)(3)(C)) if a Participant is among the Required Number of Participants paid the lowest Compensation by their Employers for the Plan Year (determined without regard to those Participants who are entitled to an allocation pursuant to section 6.2(b)(1) above). If two or more Participants would otherwise be determined to have been paid the same amount of Compensation by their Employers for the Plan Year, then the Participant who was first credited with an

                           Hour of Service for his Employer or any Affiliate thereof shall be deemed to paid the lowest Compensation of such two or more Participants and the Participant who was next credited with an Hour of Service for his Employer or any Affiliate thereof shall be deemed to paid the next lowest Compensation and the process shall be repeated until the Plan Administrator has determined the Participants who are among the Required Number of Participants paid the lowest Compensation by their Employers for the Plan Year.

                  (c) (1) Except as noted in section 6.2(d), any ESOP Matching Contribution made by an Employer on account of an Elective Contribution that has been refunded pursuant to the terms of the Plan shall be forfeited. Unless otherwise required by section 8.3(d)(3) such forfeiture (together with any additional unallocated forfeitures) shall be used to reduce ESOP Matching Contributions for the Plan Year in which the forfeiture occurs. In the event that forfeitures arising pursuant to this section 6.2(c)(1) exceed the amount that may be used to reduce ESOP Matching Contributions for the Plan Year, any additional forfeitures shall be allocated as additional ESOP Matching Contributions.

                           (2) Except as noted in section 6.2(d), any Non-ESOP
                  Matching Contribution made by an Employer on account of an Elective Contribution that has been refunded pursuant to the terms of the Plan shall be forfeited. Unless otherwise required by section 8.3(d)(3) such forfeiture (together with any additional unallocated forfeitures) shall be used to reduce Non-ESOP Matching Contributions for the Plan Year in which the forfeiture occurs. In the event that forfeitures arising pursuant to this section 6.2(c)(2) exceed the amount that may be used to reduce Non-ESOP Matching Contributions for the Plan Year, any additional forfeitures shall be allocated as additional Non-ESOP Matching Contributions.

                  (d) In the event that the ESOP Matching Contributions or Non-ESOP Matching Contributions of Highly Compensated Employees exceed the limitations of section 6.5:

                  (1) (A) The nonvested portion of such aggregate excess ESOP Matching Contributions or Non-ESOP Matching Contributions (including earnings thereon for the Plan Year for which the excess contributions relate), if any, determined as set forth in section 6.2(d)(2), shall be forfeited and used as an additional ESOP Matching Contribution or Non-ESOP Matching Contribution, respectively, for the Plan Year in which the forfeiture occurs.

                           (B) The vested portion of such aggregate excess ESOP
                  Matching Contributions or Non-ESOP Matching Contributions (including earnings thereon for the Plan Year to which the excess contributions relate), if any, determined as set forth in section 6.2(d)(2), shall be distributed to the Highly Compensated Employees as provided in section 6.2(d)(3) on or before the 15th day of the third month after the close of the Plan Year to which the ESOP Matching Contributions or Non-ESOP Matching Contributions relate. Notwithstanding the preceding sentence, the Plan Administrator may delay the distribution of any excess ESOP Matching Contributions or Non-ESOP Matching Contributions (plus the earnings thereon for the Plan Year to which the excess contributions relate) attributable to an Employer beyond the 15th day of the third month of such Plan Year, if the Employer consents to such delay and the Administrator refunds all such excess amounts not later than 12 months after the close of the Plan Year to which the excess contributions relate.

                  (2) For purposes of section 6.2(d)(1), effective for Plan Years beginning on or after January 1, 1997, the amount of the aggregate excess ESOP Matching Contributions (for Plan Years beginning on and after January 1, 2000) or Non-ESOP Matching Contributions for the Plan Year shall be equal to the sum of the amounts of such excess contributions attributable to each Highly Compensated Employee for the Plan Year.

                           (A) In order to determine the amount of the excess
                  ESOP Matching Contributions or Non-ESOP Matching Contributions attributable to each Highly Compensated Employee, the Plan Administrator shall first reduce the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio for the Plan Year to the extent required to:

                                    (i) enable the arrangement to satisfy the
                           limitations set forth in section 6.5 or

                                    (ii) cause such Highly Compensated
                           Employee's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio.

                  Then, if necessary, the Plan Administrator shall reduce the Actual Contribution Ratios of the Highly Compensated Employees with the next highest Actual Contribution Ratio for the Plan Year (including the Actual Contribution Ratio(s) of the Highly Compensated Employee(s) whose Actual Contribution Ratio the Plan Administrator already has reduced) to the extent required to comply with section 6.2(d)(2)(A)(i) or 6.2(d)(2)(A)(ii). This process shall then be repeated until the Actual Contribution Percentage for the Highly Compensated Employees satisfies the limitations set forth in section 6.5.

                                    (B) The amount of the excess ESOP Matching
                           Contributions or Non-ESOP Matching Contributions attributable to each Highly Compensated Employee shall equal the remainder of

                                          (i) the total ESOP Matching
                                    Contributions and Non-ESOP Matching
                                    Contributions, (and Non-Elective
                                    Contributions treated as ESOP Matching
                                    Contributions or Non-ESOP Matching
                                    Contributions) on behalf of the Participant
                                    (determined prior to the application of this section 6.2(d)(2)), minus

                                          (ii) the amount determined by
                                    multiplying the Participant's Actual
                                    Contribution Ratio (determined after
                                    application of section 6.2(d)(2)(A)) by his Compensation used in determining such ratio.

                                    (C) In determining the amount of the excess
                           ESOP Matching Contributions and Non-ESOP Matching Contributions, Actual Contribution Ratios shall be rounded to the nearest one-hundredth of one percent of the Employee's Compensation. In no case shall the amount of such excess with respect to any Highly Compensated Employee exceed the amount of ESOP Matching Contributions and Non-ESOP Matching Contributions on behalf of such Highly Compensated Employee for such Plan Year.

                  (3) In order to determine the dollar amount of the excess ESOP Matching Contributions and Non-ESOP Matching Contributions forfeitable with respect to, and/or distributable to, each Highly Compensated Employee pursuant to section 6.2(d)(1) effective for Plan Years beginning on or after January 1, 1997, the Plan Administrator shall first reduce the ESOP Matching Contributions (for Plan Years beginning on and after January 1, 2000) or Non-ESOP Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of ESOP Matching Contributions and Matching Contributions, for the Plan Year by a dollar amount equal to the lesser of

                           (A) the aggregate excess ESOP Matching Contributions
                  or Non-ESOP Matching Contributions, determined under section 6.2(d)(2), or

                           (B) the dollar amount necessary to reduce such Highly
                  Compensated Employee's ESOP Matching Contributions or Non-ESOP Matching Contributions, to a dollar amount that is equal to the dollar amount of ESOP Matching Contributions or Non-ESOP Matching Contributions, of the Highly Compensated Employee with the next highest dollar amount of ESOP Matching Contributions or Non-ESOP Matching Contributions.

         Then, if necessary, the Plan Administrator shall reduce the ESOP Matching Contributions or Non-ESOP Matching Contributions of the Highly Compensated Employees with the next highest dollar amount of ESOP Matching Contributions or Non-ESOP Matching Contributions for the Plan Year (including the Highly Compensated Employee(s) whose ESOP Matching Contributions or Non-ESOP Matching Contributions the Plan Administrator already has reduced) to the extent required to comply with sections 6.2(d)(3)(A) or 6.2(d)(3)(B). This process shall then be repeated until the aggregate excess ESOP Matching Contributions or Non-ESOP Matching Contributions determined under section 6.2(d)(2) have been eliminated. The reduced amounts shall be forfeited and/or distributed in accordance with section 6.2(d)(1) to the Highly Compensated Employees to whom the reductions are attributable under this section 6.2(d)(3). For purposes of this subparagraph, ESOP Matching Contributions or Non-ESOP Matching Contributions shall include amounts treated as ESOP Matching Contributions or Non-ESOP Matching Contributions.

                  (4) The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

         6.3 EMPLOYER CONTRIBUTIONS.

                  (a) Effective for Plan Years beginning on and after January 1, 2000, an Employer may make ESOP Employer Contributions to the Employer Contributions Accounts of Participants who have completed a Period of Service of at least 180 days during the Plan Year and are employed by their Employer on the last day of the Plan Year (or if employment is terminated due to disability [as defined in section 8.2(b)] or death). The amount, if any, to be contributed to the Trust by an Employer as an ESOP Employer Contribution for each Plan Year shall be determined by the Board of Directors of the Company. If elected by the Board of Directors of the Company, the Employers shall make an aggregate ESOP Employer Contribution sufficient to make all or any portion of the scheduled repayment of any loan used to purchase Employer Securities.

                  (b) An Employer may make Non-ESOP Employer Contributions to the Employer Contributions Accounts of Participants who have completed a Period of Service of at least 180 days during the Plan Year and are employed by their Employer on the last day of the Plan Year. The amount, if any, to be contributed to the Trust by an Employer as a Non-ESOP Employer Contribution for each Plan Year shall be determined by the Board of Directors of the Company.

         6.4 NON-ELECTIVE CONTRIBUTIONS.

                  (a) An Employer, at the discretion of the Board of Directors of the Company, may make Non-Elective Contributions in the form of ESOP Contributions to the Qualified Non-Elective Contributions Accounts of eligible Participants, as described in section 7.5(b)(6). If elected by the Board of Directors of the Company, the Employers shall make an aggregate Non-Elective Contribution in the form of an ESOP Contribution sufficient to make all or any portion of the scheduled repayment of any loan used to purchase Employer Securities.

                  (b) An Employer, at the discretion of the Board of Directors of the Company, may make Non-Elective Contributions in the form of Non-ESOP Contributions to the Qualified Non-Elective Contributions Accounts of eligible Participants, as described in section 7.5(b)(6).

         6.5 LIMITATIONS ON ELECTIVE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS. Effective for Plan Years beginning on or after January 1, 1997, the amounts contributed as ESOP Elective Contributions (for Plan Years beginning on or after January 1, 2001), Non-ESOP Elective Contributions, ESOP Matching Contributions (for Plan Years beginning on or after January 1, 2000) and Non-ESOP Matching Contributions shall be limited as follows:

                  (a) The Actual Deferral Percentage (calculated separately with respect to ESOP Contributions and Non-ESOP Contributions) for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Deferral Percentage (for corresponding ESOP Contributions or Non-ESOP Contributions) for all other eligible Employees for the prior Plan Year (or the current Plan Year if elected by the Company; provided, however, that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury) which meets either of the following tests:

                           (1) The Actual Deferral Percentage for the group of
                  eligible Highly Compensated Employees for a Plan Year shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25, or

                           (2) The excess of the Actual Deferral Percentage for
                  the group of eligible Highly Compensated Employees for a Plan Year over the Actual Deferral Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise); and the Actual Deferral Percentage for the group of eligible

                  Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees, multiplied by 2.0 (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise).

                           (b) (1) The Actual Contribution Percentage
                  (calculated separately with respect to ESOP Contributions and Non-ESOP Contributions) for the group of eligible Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Contribution Percentage for corresponding ESOP Contributions or Non-ESOP Contributions) for all other eligible Employees for the prior Plan Year which meets either of the following tests:

                                    (A) The Actual Contribution Percentage for
                           the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the Actual Contribution Percentage for the group of all other eligible Employees multiplied by 1.25, or

                                    (B) The excess of the Actual Contribution
                           Percentage for the group of eligible Highly
                           Compensated Employees for a Plan Year over the Actual Contribution Percentage for the group of all other eligible Employees shall not exceed two (2) percentage points (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise); and the Actual Contribution Percentage for the group of eligible Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the group of all other eligible Employees, multiplied by 2.0 (or such lesser amount as may be required by the Secretary of the Treasury, through regulations or otherwise).

                           (2) The Actual Contribution Percentage for the group
                  of eligible Employees who are not Highly Compensated Employees may be determined on the basis of the current Plan Year rather than the prior Plan Year if the Employer so elects; provided, however, that if such an election is made, it may not be changed except as provided by the Secretary of the Treasury.

                  (c) If the Plan Administrator determines, in accordance with the provisions of Section 1.401(m)-2 of the Treasury Regulations (and after consideration of Sections 1.401(k)-1(g)(11) and 1.410(b)-7(c)(2) of the Treasury Regulations), that a multiple use of the alternative limitation has occurred with respect to Elective Contributions and Matching Contributions, such multiple use shall be corrected by reducing the Actual Contribution Percentage of Highly Compensated Employees in the manner described in Section 1.401(m)-2(c) of the Treasury Regulations and section 6.2. The provisions of Section 1.401(m)-2 of the Treasury Regulations are incorporated herein by reference.

                  (d) The Actual Deferral Percentages, the Actual Contribution Percentages and multiple use limitations for the group of Highly Compensated Employees and for the group of all other eligible Employees, computed in accordance with sections 6.5(a), 6.5(b), and 6.5(c) for purposes of limiting contributions in sections 6.1 and 6.2, shall be separately determined, and applied, with respect to ESOP Contributions and Non-ESOP Contributions, and may be separately determined, and applied, for the Employees within each group of Employees that may be separately tested in accordance with applicable Treasury Regulations.

                  (e) For purposes of this section 6.5, if two or more plans of an Employer to which elective salary reduction contributions, voluntary contributions or matching contributions are made are elected by the Employer to be treated as one Plan for purposes of Section 410(b)(6) of the Code, such plans shall be treated as a single plan for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage. For purposes of determining the Actual Deferral Percentages and the Actual Contribution Percentages for the group of Highly Compensated Employees and the group of all other eligible Employees, all Employees of the respective group who are directly or indirectly eligible to receive allocations of elective contributions and/or matching contributions under the Plan for any portion of the Plan Year, and all Employees of the respective group who elect not to enter into salary reduction agreements pursuant to section 6.1 or whose eligibility to enter into salary reduction agreements has been suspended or otherwise limited because of an election not to participate, a withdrawal, a loan, or a restriction on Annual Additions as set forth in section 7.7, shall be included. For purposes of determining the Actual Deferral Ratio and the Actual Contribution Ratio for a Highly Compensated Employee, all cash or deferred arrangements in which the Employee is eligible to receive allocations of elective contributions and/or matching contributions shall be taken into account, unless otherwise required by Treasury Regulation Sections 1.401(k)-1(g)(1)(ii)(B) and 1.401(m)-1(f)(1)(ii)(B).

                  (f) Initial Plan Year: In the case of the first Plan Year of the Plan (and any other Plan Year which may properly be subject to Section 401(k)(3)(E) and/or 401(m)(3) of the Code (including the Plan Year ending December 31, 2001, for ESOP Contributions subject to the Actual Deferral Percentage test and, for the Plan Year ending December 31, 2000, for ESOP Contributions subject to the Actual Contribution Percentage test)), the amount taken into account as the Actual Deferral Percentage (calculated separately with respect to ESOP Contributions and Non-ESOP Contributions) and the Actual Contribution Percentage (calculated separately with respect to ESOP Contributions and Non-ESOP Contributions) for the group of eligible Employees who are not Highly Compensated Employees for the preceding Plan Year shall be:

                           (1) 3%; or

                           (2) if elected by the Company under this section
                  6.5(f), the Actual Deferral Percentage (calculated separately with respect to ESOP Contributions and Non-ESOP Contributions) and the Actual Contribution Percentage (calculated separately with respect to ESOP Contributions and Non-ESOP Contributions) for the group of eligible Employees who are not Highly compensated Employees for such first Plan Year.

         6.6 FORM AND TIMING OF CONTRIBUTIONS. Payments on account of ESOP Contributions due from an Employer for any Plan Year shall be made in Employer Securities and/or cash to the Trustee. Payments on account of Non-ESOP Contributions due from an Employer for any Plan Year shall be made in cash to the Trustee. Such payments may be made by a contributing Employer at any time, but payment of Employer contributions for any Plan Year shall be completed on or before the time prescribed by law, including extensions thereof, for filing such Employer's federal income tax return for its taxable year with which or within which such Plan Year ends. Payment of any Elective Contribution shall be made not later than the earliest date on which such contribution can reasonably be segregated from the Employer's general assets (and, if earlier, not later than the 15th business day of the month following the month in which it is withheld from a Participant's pay).

         6.7 ROLLOVER CONTRIBUTIONS. Each Employee at any time during a Plan Year, with the consent of the Plan Administrator and in such manner as prescribed by the Plan Administrator, may pay or cause to be paid to a Trustee a rollover contribution (as defined in the applicable sections of the Code, except that for this purpose "rollover contribution" shall be deemed to include both a direct payment from an Employee and a direct transfer from a trustee of another qualified plan in which the Employee is or was a participant).

         6.8 NO DUTY TO INQUIRE. The Trustees shall have no right or duty to inquire into the amount of any contribution made by an Employer or any Participant or the method used in determining the amount of any such contribution, or to collect the same, but each Trustee shall be accountable only for funds actually received by it.

                                  ARTICLE VII

                             PARTICIPANTS' ACCOUNTS

         7.1 COMMON FUND. Except as otherwise provided in this Plan or in the Agreement and Declarations of Trust, the assets of each Trust (or, to the extent provided in Article XI, the assets of each Fund) shall constitute a common fund in which each Participant (or each Participant who has directed that a portion of his Account be invested in such Fund) shall have an undivided interest.

         7.2 ESTABLISHMENT OF ACCOUNTS.

                  (a) The Plan Administrator shall establish and maintain with respect to each Participant four accounts, designated as an Elective Contributions Account, Employer Contributions Account, Matching Contributions Account and Qualified Non-Elective Contributions Account.

                           (b) (1) For each Participant who has been credited
                  with a rollover contribution or a transfer from another qualified plan pursuant to Article VI, the Plan Administrator shall also establish and maintain a Rollover/Merger Account.

                           (2) In the case of a direct transfer of assets from
                  another plan, the protected benefits (within the meaning of Section 411(d)(6) of the Code) attributable to the transferor plan shall apply to the assets in the Participant's Rollover/Merger Account.

                  (c) The Plan Administrator shall establish and maintain with respect to each of the Participant's Accounts one or more ESOP Accounts and one or more Non-ESOP Accounts in order to further reflect the Participant's interest in the Trust Fund with respect to employee stock ownership plan investments and non-employee stock ownership plan investments attributable to such Accounts. The Participant's ESOP Accounts shall include amounts invested in the ESOP Company Stock Fund from time to time. The Participant's Non-ESOP Accounts shall include amounts invested in Funds other than the ESOP Company Stock Fund from time to time.

                  (d) The Plan Administrator may establish such additional Accounts as are necessary to reflect a Participant's interest in the Trust Fund.

         7.3 SUSPENSE ACCOUNTS. The Plan Administrator shall establish and maintain a suspense account to which shall be credited any units of Employer Securities purchased by the Trustee with borrowed funds (such term including, for all purposes of this Plan, purchase-money transactions). A separate suspense account shall be maintained for each such purchase. The shares released from a suspense account each year, if any, shall be allocated as of each Valuation Date that is the last day of a Plan Year (and as of such other dates as may be




                                     VII-1
required by this Plan) to the Participants' ESOP Accounts under the provisions of section 7.5 as Employer Securities attributable to ESOP Matching Contributions pursuant to section 6.2(a)(1), ESOP Employer Contributions pursuant to section 6.3(a), and/or Non-Elective Contributions pursuant to section 6.4(a). The number of units of Employer Securities to be released from a suspense account each Plan Year shall be determined under one of the following methods, as selected by the Plan Administrator with respect to a particular suspense account:

                  (a) The number of units to be released shall equal the number of units held in the suspense account immediately before the release for the current Plan Year (or other applicable period) multiplied by a fraction, the numerator of which is the amount of principal and interest paid by the Trustee for the Plan Year (or other applicable period) with respect to the loan in question and the denominator of which is the sum of the numerator plus the amount of principal and interest to be paid with respect to such loan for all future Plan Years (or other applicable periods); or

                  (b) The number of units to be released shall equal the number of units held in the suspense account immediately before the release for the current Plan Year (or other applicable period) multiplied by a fraction, the numerator of which is the amount of principal paid by the Trustee for the Plan Year (or other applicable period) with respect to the loan in question and the denominator of which is the sum of the numerator plus the amount of principal to be paid with respect to such loan for all future Plan Years (or other applicable periods); provided, however, that the terms of each of the following conditions are met:

                           (1) The loan must provide for annual payments of
                  principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years (this term is not satisfied from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the loan, the renewal period, the extension period and the duration of a new exempt loan (used to refinance) exceeds ten years); and

                           (2) Interest included in any repayment can be
                  disregarded for release purposes only to the extent that it would be determined to be interest under standard loan amortization tables.

         7.4 INTERESTS OF PARTICIPANTS. The interest of a Participant in the Trust Fund shall be the vested balance remaining from time to time in his Accounts after making the adjustments required in section 7.5.

         7.5 ADJUSTMENTS TO ACCOUNTS. Subject to the provisions of section 7.7, the Accounts of a Participant shall be adjusted from time to time as follows:


                                     VII-2

                  (a) Each Participant's Accounts shall be credited or charged, as the case may be, with a share of the earnings of the Trust Fund for the Valuation Period ending with such current Valuation Date as follows:

                           (1) As of each Valuation Date, the portions of each
                  Participant's ESOP Accounts credited to Employer Securities Accounts shall be credited with any stock dividends (as well as the aggregate unrealized appreciation or depreciation, if Employer Securities Accounts are not accounted for in shares) for the Valuation Period ending with such current Valuation Date that are received on (or attributable to) shares of Employer Securities allocated to the Participant's Employer Securities Accounts (and that are not used, pursuant to section 7.6 to repay a loan).

                           (2) As of each Valuation Date, the Administrator
                  shall credit any stock dividends (as well as the aggregate unrealized appreciation or depreciation, if Employer Securities Accounts are not accounted for in shares) for the Valuation Period ending with such date, that are received on (or attributable to) shares of Employer Securities allocated to suspense accounts pursuant to section 7.3 maintained as of such date (and that are not used, pursuant to section 7.6 to repay a loan), to such suspense accounts.

                           (3) As of each Valuation Date, the portions of the
                  Participant's ESOP Accounts credited to Other Investments Accounts shall be credited or charged, as the case may be, with the share of the Earnings for the Valuation Period ending with such current Valuation Date. Each Participant's share of the Earnings of his Other Investments Accounts for any Valuation Period shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such Other Investments Accounts shall receive a pro rata share of the Earnings of such Other Investments Accounts, taking into account the period of time that each dollar invested in such Other Investments Accounts has been so invested.

                           (4) To the extent not otherwise provided for in the
                  preceding provisions of this section 7.5(a), the portions of the Participant's ESOP Accounts credited to Employer Securities Accounts and Other Investments Accounts shall be further credited and charged with (A) the proceeds of any short-term interim investments that may be made by the Trustee during periods prior to purchase dates for the acquisition of Employer Securities by a Trustee, and (B) direct or indirect purchases of the Employer Securities with assets other than Employer Securities, and purchases of assets other than the Employer Securities in connection with the sale of Employer Securities.


                                     VII-3

                           (5) As of each Valuation Date, any portion of the
                  Participant's Non-ESOP Accounts that is invested in a Pooled Investment Fund established under section 11.1 (other than an ESOP Company Stock Fund) shall be credited or charged, as the case may be, with a share of the Earnings of such Pooled Investment Fund for the Valuation Period ending with such current Valuation Date. Each Participant's share of the Earnings of a Pooled Investment Fund for any Valuation Period shall be determined by the Plan Administrator on a weighted average basis, so that each Participant with a balance in such Pooled Investment Fund shall receive a pro rata share of the Earnings of such Pooled Investment Fund, taking into account the period of time that each dollar invested in such Pooled Investment Fund has been so invested.

                           (6) As of each Valuation Date, the portion of the
                  Participant's Non-ESOP Accounts that is invested in each Segregated Investment Fund established under section 11.1 (other than an ESOP Company Stock Fund) shall be credited or charged, as the case may be, with the Earnings attributable to the Participant's investment in such Segregated Investment Fund for the Valuation Period ending with such current Valuation Date.

                  (b) As of each Valuation Date, each Participant's Accounts shall be credited with contributions made for the Plan Year as follows:

                           (1) The Elective Contributions Account of a
                  Participant shall be credited with any Elective Contributions made by his Employer on his behalf and not previously credited to the Participant.

                           (2) The Matching Contributions Account of an eligible
                  Participant shall be credited with any ESOP Matching Contributions made by the Employers on his behalf with respect to such Plan Year as provided by section 6.2(a)(1) (which shall include any forfeitures increasing such contributions as provided in section 6.2(c)). A Participant will not be entitled to share in the ESOP Matching Contributions unless he meets the requirements of section 6.2(b) for the Plan Year. Any such ESOP Matching Contributions shall be credited to an ESOP Account (and to an Employer Securities Account or an Other Investments Account, as appropriate) on behalf of the Participant. The Participant's Employer Securities Account and Other Investments Account attributable to his ESOP Matching Contributions Account shall be further credited and debited to reflect direct or indirect purchases of Employer Securities with assets other than Employer Securities, and purchases of assets other than Employer Securities in connection with the sale of Employer Securities.

                           (3) The Matching Contributions Account of an eligible
                  Participant shall be credited with any Non-ESOP Matching Contributions made by the Employers on his behalf with respect



                                     VII-4
                  to such Plan Year as provided by section 6.2(a)(2) (which shall include any forfeitures increasing such contributions as provided in section 6.2(c)). A Participant will not be entitled to share in the Non-ESOP Matching Contributions unless he meets the requirements of section 6.2(b) for the Plan Year. Any such Matching Contributions shall be credited to a Non-ESOP Account on behalf of the Participant.

                                    (4) (A) The Employer Contributions Account
                           of an eligible Participant shall be credited with his share of the ESOP Employer Contribution, if any, made by the Employers with respect to the Plan Year and not previously credited to the Participant. The amount allocable to a Participant entitled to a share of the contribution for the Plan Year shall be the amount that shall bear the same ratio to the total of such contribution as the Participant's Compensation for such Plan Year ending with such Valuation Date bears to the aggregate of the Compensation of all Participants for that period who are entitled to share in the ESOP Employer Contribution for such Plan Year. A Participant shall be entitled to share in the ESOP Employer Contribution if he meets the requirements of section 6.3. The Participant's Employer Securities Account and Other Investments Account attributable to his Employer Contributions Account shall be further credited and debited to reflect direct or indirect purchases of Employer Securities with assets other than Employer Securities, and purchases of assets other than Employer Securities in connection with the sale of Employer Securities.

                                    (B) The Employer Contributions Account of an
                           eligible Participant shall be credited with his share of the Non-ESOP Employer Contribution, if any, made by the Employers with respect to the Plan Year and not previously credited to the Participant. The amount allocable to a Participant entitled to a share of the contribution for the Plan Year shall be the amount that shall bear the same ratio to the total of such contribution as the Participant's Compensation for such Plan Year ending with such Valuation Date bears to the aggregate of the Compensation of all Participants for that period who are entitled to share in the Non-ESOP Employer Contribution for such Plan Year. A Participant shall be entitled to share in the Non-ESOP Employer Contribution if he meets the requirements of section 6.3.

                                    (C) For each Plan Year in which this Plan is
                           a Top Heavy Plan, a Participant who is employed by an Employer on the last day of such Plan Year and who is a Non-Key Employee for such Plan Year shall be entitled to share in the ESOP Employer Contribution



                                     VII-5
                           or Non-ESOP Employer Contribution to the extent such allocation does not exceed at least three percent (3%) of his Section 415 Compensation (or, if less, the highest percentage of such Section 415 Compensation allocated to a Key Employee's Accounts hereunder (other than any amount allocated to a Rollover / Merger Account), as well as his employer contribution accounts under any other defined contribution plan maintained by such Employer or an Affiliate, including any elective contribution to any plan subject to Code Section 401(k)), regardless of whether the preceding requirements of section 6.3 and this section 7.5(b)(4) have been met for such Participant.

                           (5) The Qualified Non-Elective Contributions Account
                  of an eligible Participant shall be credited with his share of the Non-Elective Contribution, if any, made pursuant to section 6.4 by the Employers with respect to the Plan Year and not previously credited to the Participant as provided by this section 7.5(b)(5). Any Non-Elective Contribution made pursuant to section 6.4(a) shall be credited to ESOP Accounts within the Qualified Non-Elective Contributions Accounts of eligible Participants. Any Non-Elective Contribution made pursuant to section 6.4(b) shall be credited to Non-ESOP Accounts within the Qualified Non-Elective Contributions Accounts of eligible Participants. The amount of any Non-Elective Contribution shall be credited, to the extent available, first to the Participant who is a Non-Highly Compensated Employee and whose Compensation for the Plan Year is the lowest of all Participants in an amount that does not exceed the limitations on Annual Additions described in section 7.7 after taking into consideration all other contributions allocable to the Participant pursuant to section 7.5(b). If any Non-Elective Contribution remains to be credited to Participants, then such Non-Elective Contribution shall next be credited, to the extent available, to the Participant who is the Non-Highly Compensated Employee whose Compensation for the Plan Year is the second lowest of all Participants in the same manner as the first level of crediting and such crediting process shall continue until all of the Non-Elective Contribution is credited. In no event shall a Participant who is a Highly Compensated Employee be eligible to be credited with any portion of any Non-Elective Contribution.

                           (6) The Rollover/Merger Account of an Employee shall
                  be credited with the Rollover Contributions, if any, made by the Employee pursuant to section 6.7 and not previously credited to the Participant.

                           (7) As of each Valuation Date, each Account of a
                  Participant shall be charged with the amount of any distribution made to, or withdrawal made by the Participant or his beneficiary from such Account during the Valuation Period ending with such Valuation Date.



                                     VII-6

                  (c) The Trust Fund, each Fund, and the assets thereof shall be valued at their fair market value as of each Valuation Date. Employer Securities shall be accounted for as provided in Treasury Regulation
         Section 1.402(a)-1(b)(2)(ii), or any successor regulation or statute. The Plan Administrator may adopt such additional accounting procedures as are necessary to accurately reflect each Participant's interests in the Trust Fund or in any Fund. Such accounting procedures shall include any procedures necessary to appropriately reflect any earnings and losses that may result from delays that may occur in completing scheduled transactions. All such procedures shall be applied in a consistent, nondiscriminatory manner.

                  (d) If the Plan Administrator determines in making any valuation, allocation or adjustments to any Participant's Account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce equitable and nondiscriminatory allocation among the Participants' Accounts, it may modify any procedures specified in the Plan for purposes of achieving an equal and nondiscriminatory allocation in accordance with the general concepts and purposes of the Plan; provided, however, that any such modification shall not be inconsistent with the provisions of Section 401(a)(4) of the Code.

         7.6 ALLOCATION OF DIVIDENDS. Notwithstanding anything contained in this Plan to the contrary, dividends attributable to Employer Securities that are credited to Participants' ESOP Accounts, as well as to suspense accounts established pursuant to section 7.3, shall be used, to the extent required by this section 7.6, to repay any loan used to purchase the Employer Securities on account of which the dividends were paid. In addition, cash dividends paid with respect to units of Employer Securities that are credited to Participants' Employer Securities Accounts may be distributed to Participants or allocated to Participants' Other Investments Accounts in accordance with the provisions of this section 7.6.

                  (a) With respect to any Plan Year for which the aggregate units of Employer Securities (including fractional shares) allocated to each Participant's Employer Securities Account (as a result of ESOP Employer Contributions made pursuant to section 6.3(a)) equal or exceed the cash dividends paid with respect to units of Employer Securities (including fractional shares) allocated to the Participant's Employer Securities Account, such cash dividends shall be used, if the Company so directs, to make payments on any loans entered into by the Trustee for the purpose of purchasing Employer Securities.

                  (b) Cash dividends paid with respect to units of Employer Securities (including fractional shares) allocated to any Suspense Account as of the payment date shall be used, if the Company so directs, to make payments on any loans entered into by the Trustee for the purpose of purchasing Employer Securities.



                                     VII-7

                  (c) All other cash dividends paid with respect to units of Employer Securities shall be retained by the Trustee and allocated in the same manner as other income of the Trust Fund. Cash dividends allocated to each Participant's Employer Securities Account may be exchanged by the Trustee for additional units of Employer Securities (including fractional shares) allocated to a Suspense Account. Any cash dividends transferred to a Suspense Account by the Trustee in accordance with this section 7.6(c) shall be used, if the Company so directs, to make payments on any loan obtained by the Trustee, pursuant to section 7.3, for the purpose of purchasing Employer Securities.

                  (d) Stock dividends paid with respect to units of Employer Securities (including fractional shares) allocated to each participant's Employer Securities Account as of a payment date shall be retained by the Trustee and allocated to such Employer Securities Account.

                  (e) Stock dividends paid with respect to units of Employer Securities (including fractional shares) allocated to any Suspense Account as of the payment date, shall be used, directly or indirectly, to make payments on any loan obtained by the Trustee, pursuant to section 7.3, for the purpose of purchasing Employer Securities.

         7.7 LIMITATION ON ALLOCATION OF CONTRIBUTIONS.

                  (a) Effective January 1, 1997, and notwithstanding anything contained in this Plan to the contrary, the aggregate Annual Additions to a Participant's Accounts under this Plan and under any other defined contribution plans maintained by an Employer or an Affiliate for any Limitation Year shall not exceed the lesser of $30,000 (or, if greater, the dollar limitation established by the Secretary of the Treasury pursuant to Section 415(d)(1) of the Code) or 25% of the Participant's
         Section 415 Compensation for such Plan Year.

                  (b) In the event that the Annual Additions, under the normal administration of the Plan, would otherwise exceed the limits set forth above for any Participant, or in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by any Employer or any Affiliate and the aggregate annual additions to and projected benefits under all of such plans, under the normal administration of such plans, would otherwise exceed the limits provided by law, then the Plan Administrator shall take such actions, applied in a uniform and nondiscriminatory manner, as will keep the annual additions and projected benefits for such Participant from exceeding the applicable limits provided by law. Excess Annual Additions shall be disposed of as provided in section 7.7(c). Adjustments shall be made to this Plan, if necessary to comply with such limits, before any adjustments may be made to any other Plan.



                                     VII-8

                  (c) If as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Section 415 Compensation or other circumstances permitted under Section 415 of the Code, the Annual Additions attributable to Employer contributions for a particular Participant (including elective, matching and voluntary contributions) would cause the limitations set forth in this section
         7.7 to be exceeded, the excess amount shall be deemed first to consist of the Participant's Elective Contributions in excess of any amount subject to a Matching Contribution (pursuant to section 6.2(a)(1) or 6.2(a)(2)) for the Plan Year, which excess shall be returned to the Participant. The remaining excess shall be deemed to consist of Elective Contributions and corresponding Matching Contributions (pursuant to section 6.2(a)(1) or 6.2(a)(2)), in which case the excess elective contributions shall be returned to such Participant and the corresponding Matching Contributions (pursuant to section 6.2(a)(1) or 6.2(a)(2)) shall be held and allocated in the manner described below. Any remaining excess shall be deemed to consist of Employer Contributions (pursuant to section 6.3(a) or 6.3(b)) and shall be held and allocated as described below. Any excess amount attributable to Matching Contributions and Employer Contributions shall be held unallocated in a suspense account for the Limitation Year, used to reduce Matching Contributions or Employer Contributions on behalf of such Participant for the next Limitation Year, and allocated to such Participant in lieu of such reduced contribution as of the end of the next Limitation Year under the terms of section 7.5(b). Any such allocations shall be treated as Annual Additions to the Account of the Participant in the Limitation Year that they are allocated in lieu of such reduced contributions. In the event that the Participant terminates his participation in this Plan before all of the amounts in a suspense account are allocated to his Account, then such excess amounts shall be retained in such suspense account, to be reallocated to other Participants as of the end of the next Limitation Year and any succeeding Limitation Years until all amounts in the suspense account are exhausted.

                  (d) Effective for Plan Years beginning before January 1, 2000, in the event that any Participant participates in both a defined benefit plan and a defined contribution plan maintained by his Employer or an Affiliate thereof, then the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year shall not exceed 1.0. For these purposes,

                           (1) The Defined Benefit Plan Fraction is a fraction,
                  the numerator of which is the projected annual benefit of the Participant under the defined benefit plan determined as of the close of the Limitation Year and the denominator of which is the lesser of

                                    (A) the product of 1.25 times the dollar
                           limitation in effect under Section 415(b)(1)(A) of the Code for such Limitation Year or



                                     VII-9

                                    (B) the product of 1.4 times the amount that
                           may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Participant for such Limitation Year.

                           (2) The Defined Contribution Plan Fraction is a
                  fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts as of the close of the Limitation Year (less any amount that may be subtracted from the numerator in accordance with any applicable statutes, notices or rulings) and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer: (1) the product of 1.25 times the dollar limitation in effect under
                  Section 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to Section 415(c)(6) of the Code) or (2) the product of 1.4 times the amount that may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such Limitation Year.

                           (3) The figure "1.0" shall be substituted for the
                  figure "1.25" set forth in sections 7.7(d)(1) and 7.7(d)(2) for each year in which this Plan is a Top Heavy Plan unless
                  (1) the defined benefit plan provides a minimum benefit equal to 3% of each Participant's Compensation times the number of years (not exceeding 10) the Plan is a Top Heavy Plan or the defined contribution plan provides a minimum contribution equal to 4% (7 1/2% if the Participant participates in both the defined benefit plan and the defined contribution plan) of each Participant's Section 415 Compensation, and (2) the present value of the cumulative accrued benefits (not including rollover contributions made after December 31,
                  1983), of the Key Employees for such year does not exceed 90% of the present value of the accrued benefits (not including rollover contributions made after December 31, 1983) under all plans. Such values shall be determined in the same manner as described in the "Top Heavy" definition in Article I.

                           (4) If any Employer maintained both a defined
                  contribution plan and a defined benefit plan on May 6, 1986 and if the plans satisfied the requirements of Section 415 of the Code for the Limitation Year beginning in 1986, the numerator under section 7.7(d)(2) for any Employee who participated in such defined contribution plan on the last day of the Limitation Year beginning before January 1, 1987 (the "determination date") shall be permanently reduced by an amount equal to the product of (1) the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction as of the determination date reduced by 1.0, multiplied by (2) the denominator of the Defined Contribution Plan Fraction as of the determination date. For purposes of the preceding sentence, the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction shall be computed in


                                     VII-10
                  accordance with Section 415 of the Code as amended in 1986, and changes in the terms and conditions of the defined contribution plan after May 5, 1986 shall not be taken into account. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat Employee contributions as Annual Additions.

                  (e) For purposes of applying the limitations of this section
         7.7 for a particular Limitation Year;

                           (1) all qualified defined benefit plans (without
                  regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined benefit plan, and

                           (2) all qualified defined contribution plans (without
                  regard to whether a plan has been terminated) ever maintained by the Employer will be treated as one defined contribution plan.

         7.8 LIMITATION ON ALLOCATION OF ACCOUNTS WITH RESPECT TO SHAREHOLDER ELECTING GAIN DEFERRAL. Notwithstanding any provisions in this Plan to the contrary, if shares of Employer Securities are sold to the Plan by a shareholder of an Employer or Affiliate in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Section 1042 of the Code, no assets attributable to such Employer Securities may be allocated to the Employer Securities Accounts of:

                  (a) any person who owns (after application of Section 318(a) of the Code) more than 25% in value of the outstanding securities of the Employer; and

                  (b) the shareholder, and any person who is related to such shareholder (within the meaning of Section 267(b) of the Code, but excluding lineal descendants of such shareholder as long as no more than 5% of the aggregate amount of all Employer Securities sold by such shareholder in a transaction to which Section 1042 of the Code applies is allocated to lineal descendants of such shareholder) during the "nonallocation period" (as defined below).

                  (c) Further, no allocation of Employer contributions may be made to the Accounts of such persons unless additional allocations are made to other Participants, to satisfy the coverage and nondiscrimination requirements of Sections 401(a) and 410 of the Code. The term "nonallocation period" means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on the loan incurred with respect to the sale of Employer Securities to the Plan.



                                     VII-11

                                  ARTICLE VIII

                             BENEFITS UNDER THE PLAN

         8.1 RETIREMENT BENEFIT.

                  (a) A Participant shall be entitled to a retirement benefit upon reaching his Normal Retirement Date, whether or not he has actually retired. Until a Participant actually retires from the employ of his Employer, he shall continue to be treated in all respects as a Participant; provided, however, that, effective for Plan Years beginning on or after January 1, 1997, a Participant who is a 5% owner of the Company (or any Affiliate) and who attains age 70 1/2 shall begin receiving payment of his retirement benefit no later than the April 1 after the end of the calendar year in which he attains age 70 1/2. In addition, upon giving thirty (30) days written notice, a Participant may take an early retirement commencing on or after the occurrence of such Participant's Early Retirement Date.

                  (b) Upon the attainment of his Normal Retirement Date and subject to adjustment as provided in section 9.7(b), such Participant shall be entitled to a retirement benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with his Normal Retirement Date, plus the amount of any contributions allocated subsequent to such Valuation Date.

         8.2 DISABILITY BENEFIT.

                  (a) In the event a Participant's employment with his Employer is terminated by reason of his total and permanent disability and subject to adjustment as provided in section 9.7(b), such Participant shall be entitled to a disability benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the severance of his service, plus the amount of any contributions allocated subsequent to such Valuation Date.

                  (b) Total and permanent disability shall mean the total incapacity of a Participant to perform the usual duties of his employment with his Employer and will be deemed to have occurred only when certified by a physician who is acceptable to the Plan Administrator and only if such proof is received by the Administrator within sixty (60) days after the date of the termination of such Participant's employment.

         8.3 SEVERANCE OF SERVICE BENEFIT.

                  (a) In the event a Participant's service with his Employer is severed for reasons other than retirement, total and permanent disability or death, and subject to adjustment as provided in section


                                     VIII-1

         9.7(b), such Participant shall be entitled to a severance of service benefit in an amount equal to his vested interest in the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of the severance of his service, plus his vested interest in the amount of any contributions allocated subsequent to such Valuation Date.

                  (b) (1) Effective for Plan Years beginning on and after January 1, 2000, the vested interest in the Employer Contributions Account and Matching Contributions Account of each Participant shall be a percentage of the balance of such Account as of the applicable Valuation Date, based upon such Participant's Years of Service as of the date of the severance of his service, as follows:

                                 TOTAL NUMBER OF                   VESTED
                                YEARS OF SERVICE                  INTEREST
                                ----------------                  --------

                         Less than 1 Year of Service                   0%
                         1 year, but less than 2 years                20%
                         2 years, but less than 3 years               40%
                         3 years, but less than 4 years               60%
                         4 years, but less than 5 years               80%
                         5 years or more                             100%

                  (2) If at any time this Plan ceases to be a Top Heavy Plan after being a Top Heavy Plan for one or more Plan Years, the change from being a Top Heavy Plan shall be treated as if it were an amendment to the Plan's vesting schedule for purposes of sections 14.1(c) and
         (e).

                  (3) Notwithstanding the foregoing, a Participant shall be 100% vested in his Employer Contributions Account and Matching Contributions Account upon attaining his Normal or Early Retirement Date. A Participant's vested interest in his Elective Contributions Account, Qualified Non-Elective Contributions Account, and Rollover / Merger Account shall be 100% regardless of the number of his Years of Service.

                  (c) (1) If the termination of employment results in five consecutive Breaks in Service, then upon the occurrence of such five consecutive Breaks in Service, the nonvested interest of the Participant in his Employer Contributions Account and Matching Contributions Account as of the Valuation Date immediately preceding or concurring with the date of his completion of five consecutive Breaks in Service shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 8.3(d)(3) and 6.2(c) at the end of the Plan Year concurring with the date the fifth such consecutive Break in Service occurs. If the Participant is later reemployed by an Employer or an Affiliate, the unforfeited



                                     VIII-2
         balance, if any, in his Employer Contributions Account and Matching Contributions Account that has not been distributed to such Participant shall be set aside in a separate account, and such Participant's Years of Service after any five consecutive Breaks in Service resulting from such termination of employment shall not be taken into account for the purpose of determining the vested interest of such Participant in the balance of his Employer Contributions Account and Matching Contributions Account that accrued before such five consecutive Breaks in Service. If any portion of an ESOP Account attributable to a Participant's Employer Contributions Account and Matching Contributions Account is forfeited, his Employer Securities Accounts and Other Investments Accounts shall be treated as a single account for purposes of this section 8.3(c) and Employer Securities that were purchased with borrowed funds and allocated to such Participant's Employer Securities Account after release from a suspense account shall be forfeited only after all other assets in such Participant's Accounts. If interests in more than one class of Employer Securities have been so allocated to such Participant's Accounts, the Participant shall forfeit the same proportion of each such class.

                  (2) Notwithstanding any other provision of this section 8.3, if a Participant is reemployed by an Employer or an Affiliate and, as a result, no five consecutive Breaks in Service occur, the Participant shall not be entitled to any severance of service benefit as a result of such termination of employment; provided, however, that nothing contained herein shall require or permit the Participant to return or otherwise have restored to his Employer Contributions Account and Matching Contributions Account any funds distributed to him prior to his reemployment and the determination that no five consecutive Breaks in Service would occur.

                  (3) If a Participant is less than 100% vested in his Employer Contributions Account and Matching Contributions Account and he receives all or a part of his severance of service benefit, then, if the Participant resumes employment with an Employer or an Affiliate before the occurrence of five consecutive Breaks in Service, until such time as there is a fifth consecutive Break in Service, the Participant's vested portion of the balance in his Employer Contributions Account at any time shall be equal to an amount ("X") determined by the formula X = P(AB + D) - D, where "P" is the vested percentage of the Participant at such time, "AB" is the balance in the Participant's Employer Contributions Account at such time and "D" is the amount distributed as a severance of service benefit.

                  (d) (1) Notwithstanding any other provision of this section 8.3, if at any time a Participant is less than 100% vested in his Employer Contributions Account and Matching Contributions Account, and, as a result of his severance of service, he receives his entire vested severance of service benefit pursuant to the provisions of Article IX,



                                     VIII-3
         and the distribution of such benefit is made not later than the close of the fifth Plan Year following the Plan Year in which such termination occurs (or such longer period as may be permitted by the Secretary of the Treasury, through regulations or otherwise), then upon the occurrence of such distribution, the nonvested interest of the Participant in his Employer Contributions Account and Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 8.3(d)(3) and 6.2(c) at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

                  (2) If a Participant is not vested as to any portion of his Employer Contributions Account and Matching Contributions Account, he will be deemed to have received a distribution immediately following his severance of service. Upon the occurrence of such deemed distribution, the nonvested interest of the Participant in his Employer Contributions Account and Matching Contributions Account shall be deemed to be forfeited and such forfeited amount shall be reallocated, pursuant to the provisions of sections 8.3(d)(3) and 6.2(c), at the end of the Plan Year immediately following or concurring with the date such distribution occurs.

                  (3) If a Participant whose interest is forfeited under this section 8.3(d) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive Breaks in Service commencing after his distribution, then such Participant shall have the right to repay to the Trust, before the date that is the earlier of (1) five years after the Participant's resumption of employment, or (2) the close of a period of five consecutive Breaks in Service, the full amount of the severance of service benefit previously distributed to him. If the Participant elects to repay such amount to the Trust within the time periods prescribed herein, or if a nonvested Participant whose interest was forfeited under this section 8.3(d) is reemployed by an Employer or an Affiliate prior to the occurrence of five consecutive Breaks in Service, the nonvested interest of the Participant previously forfeited pursuant to the provisions of this section 8.3(d) shall be restored to the Employer Contributions Account and Matching Contributions Account of the Participant, such restoration to be made from forfeitures of nonvested interests and, if necessary, by contributions of his Employer, so that the aggregate of the amounts repaid by the Participant and restored by the Employer shall not be less than the Employer Contributions Account and Matching Contributions Account balance of the Participant at the time of forfeiture unadjusted by any subsequent gains or losses.



                                     VIII-4

         8.4 DEATH BENEFIT.

                  (a) In the event of the death of a Participant while he is employed by an Employer and subject to adjustment as provided in section 9.7(b), his beneficiary shall be entitled to a death benefit in an amount equal to 100% of the balance in his Accounts as of the Valuation Date immediately preceding or concurring with the date of his death plus the amount of any contributions allocated subsequent to such Valuation Date.

                  (b) Subject to the provisions of sections 8.4(c), 9.4 and 9.5 at any time and from time to time, each Participant shall have the unrestricted right to designate a beneficiary to receive his death benefit and to revoke any such designation. Each designation or revocation shall be evidenced by written instrument filed with the Plan Administrator, signed by the Participant and bearing the signatures of at least two persons as witnesses to his signature. In the event that a Participant has not designated a beneficiary or beneficiaries, or if for any reason such designation shall be legally ineffective, or if such beneficiary or beneficiaries shall predecease the Participant, then the Participant's surviving Eligible Spouse, and if none, his issue, per stirpes, and if none, the personal representative of the estate of such Participant shall be deemed to be the beneficiary designated to receive such death benefit, or if no personal representative is appointed for the estate of such Participant, then his next of kin under the statute of descent and distribution of the State of such Participant's domicile at the date of his death shall be deemed to be the beneficiary or beneficiaries to receive such death benefit.

                  (c) Notwithstanding the foregoing and except as otherwise provided by sections 9.4 and 9.5, if the Participant is married as of the date of his death, the Participant's surviving Eligible Spouse shall be deemed to be his designated beneficiary and shall receive the full amount of the death benefit attributable to the Participant unless the spouse consents or has consented to the Participant's designation of another beneficiary. Any such consent to the designation of another beneficiary must acknowledge the effect of the consent, must be witnessed by a Plan representative or by a notary public and shall be effective only with respect to that spouse. A spouse's consent may be either a restricted consent (which may not be changed as to the beneficiary or (except as otherwise permitted by law) form of payment unless the spouse consents to such change in the manner described herein) or a blanket consent (which acknowledges that the spouse has the right to limit consent only to a specific beneficiary or a specific form of payment, and that the spouse voluntarily elects to relinquish one or both of such rights). Notwithstanding the preceding provisions of this section 8.4(c), a Participant shall not be required to obtain spousal consent to his designation of another beneficiary if the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Administrator with a court order to such effect, or the spouse cannot be located.



                                     VIII-5

                                   ARTICLE IX

                              PAYMENTS OF BENEFITS

         9.1 TIME FOR DISTRIBUTION OF BENEFITS.

                  (a) Except as otherwise provided under this Article IX, the amount of the benefit to which a Participant is entitled under section 8.1, 8.2, 8.3 or 8.4 shall be paid to him or, in the case of a death benefit, shall be paid to said Participant's beneficiary or beneficiaries, beginning as soon as practicable following the Participant's retirement, disability, death, or other severance of service as the case may be.

                  (b) Effective for Plan Years beginning on and after January 1, 1997, any distribution paid to a Participant (or, in the case of a death benefit, to his beneficiary or beneficiaries) pursuant to section 9.1(a) shall commence not later than the earlier of:

                           (1) the 60th day after the last day of the Plan Year
                  in which the Participant's employment is severed or, if later, in which occurs the Participant's Normal Retirement Date; or

                           (2) in the case of a Participant who is considered to
                  own at least 5% of the Company or an Affiliate, April 1 of the year immediately following the calendar year in which he reaches age 70 1/2.

                  (c) Notwithstanding the foregoing, no distribution shall be made of the retirement, disability or severance of service benefit to which a Participant is entitled under Article VIII prior to his Normal Retirement Date (or, if later, the date he attains age 62) unless the value of his benefit does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), or unless the Participant consents to the distribution. For Plan Years beginning on or after January 1, 2002, the Plan Administrator shall provide each Participant entitled to a distribution of more than $5,000 with a written notice of his rights, which shall include an explanation of the alternative dates for distribution of benefits. The Participant may elect to exercise such rights, no less than 30 days and no more than 90 days before the first date upon which distribution of the Participant's vested Account balances may be made; provided, however, that such distribution may be made less than 30 days after the exercise of such rights if

                           (1) the Plan Administrator informs the Participant of
                  his right to such thirty to ninety day period, and

                           (2) the Participant, after receiving such notice from
                  the Plan Administrator, affirmatively elects a distribution in less than 30 days. In the event that a Participant does not consent to a distribution of a benefit in excess of $5,000 to which he is entitled under section 8.1, 8.2 or 8.3, the amount of his benefit shall be paid to the Participant in such subsequent Plan Year as the Participants, at any time, select, but not later than sixty (60) days after the last day of the Plan Year in which the Participant reaches his Normal Retirement Date.

         9.2 FORM OF PAYMENT.

                  (a) The benefits payable under sections 8.1, 8.2, 8.3 and 8.4 shall be paid to the Participant (or, if applicable, his beneficiary or beneficiaries), to the extent possible, in cash or, with respect to Plan Years beginning on or after January 1, 2001, in units of Employer Securities (except that no fractional shares shall be issued and the value of any fractional shares to which a Participant would otherwise be entitled shall be paid in cash), as elected by the Participant (or his beneficiary or beneficiaries). If the Participant elects to receive all or any portion of the vested balance in his Accounts in units of Employer Securities, then, during the sixty (60) day period immediately preceding the proposed distribution date of the benefit which the Participant is entitled to receive under the Plan, the Trustee, to the extent possible, shall apply (net of any brokerage commissions) such portion of the Participant's Accounts to the purchase of the maximum number of whole units of Employer Securities at their then Fair Market Value, which units shall be allocated to the Participant's Employer Securities Accounts. If the Trustee is unable to apply any elected portion of the balance of such Accounts to the purchase of whole units of Employer Securities within the said sixty (60) day period, such elected portion shall be paid in cash.

                  (b) Notwithstanding the provisions of section 9.2(a), if the amount to which any Participant is entitled under Article VIII is less than $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), the Plan Administrator, in accordance with a uniform and nondiscriminatory policy, may pay such amount to the Participant or his beneficiary in the form of cash rather than Employer Securities unless the Participant or his beneficiary demands that such amount be distributed in the form of Employer Securities; provided, however, that prior to distributing any such amount in cash, the Participant's right to demand a distribution in the form of Employer Securities instead of cash shall have been communicated to the Participant or his beneficiary in writing by the Plan Administrator.

         9.3 MANNER OF PAYMENT. Effective for Plan Years beginning on or after January 1, 2002, a Participant's retirement, disability, severance of service or death benefit payable pursuant to section 8.1, 8.2, 8.3 or 8.4 shall be distributed in a lump sum payment.

         9.4 QUALIFIED JOINT AND SURVIVOR ANNUITY REQUIREMENTS BEFORE 2002. Notwithstanding the provisions of section 9.3, for Plan Years beginning before January 1, 2002 a Participant's retirement, disability or severance of service benefit payable pursuant to section 8.1, 8.2 or 8.3 shall be distributed pursuant to this section 9.4 and section 9.6.

                  (a) In the case of a vested Participant who is living on his Annuity Starting Date, any benefit provided in section 8.1, 8.2 or 8.3 shall be paid in the form having the effect of a Qualified Joint and Survivor Annuity, unless the Participant elects in writing not to take a Qualified Joint and Survivor Annuity.

                  (b) Any such election shall be invalid and shall not take effect unless:

                           (1) it is made by the Participant and received by the
                  Plan Administrator during the 90-day period ending on the Annuity Starting Date; and

                           (2) in the case of Participant who has an Eligible
                  Spouse, the Eligible Spouse consents or has consented in writing to such election, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public; or the Participant or his beneficiary establishes to the satisfaction of the Plan Administrator that the consent otherwise required may not be obtained because there is no Eligible Spouse, because the Eligible Spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. Any consent by an Eligible Spouse shall only be effective with respect to such spouse. A spouse's consent shall be a restricted consent (which may not be changed as to either the beneficiary or (except as otherwise permitted by law) form of payment unless the spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this subsection (b), a Participant shall not be required to obtain spousal consent if (A) the Participant is legally separated or the Participant has been abandoned, and the Participant provides the Plan Administrator with a court order to such effect, or (B) the spouse cannot be located.

                  (c) At least 30 days, but no more than 90 days before the Annuity Starting Date, a Participant shall be provided a form for the purpose of making the appropriate elections under the foregoing provisions of this section 9.4. Accompanying such election form shall be a written explanation of (1) the terms and conditions of a Qualified Joint and Survivor Annuity; (2) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit; (3) the material features, and an explanation of the relative values, of the optional forms of benefit available under the Plan; (4) the rights of a Participant's Eligible Spouse; and
         (5) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity. Once an election is made, it may be revoked in writing. Thereafter, another election may be made; provided, however, that the new election is received by the Plan Administrator prior to the date on which payment of benefits commences and the other provisions of this section 9.4 are met with respect to such new election. Notwithstanding the foregoing, a Participant can affirmatively elect to receive payment of benefits prior to the expiration of the aforementioned 30 day period if (1) the Plan Administrator provides information to the Participant that clearly indicates that the Participant has at least 30 days to consider his election, (2) the Participant is permitted to revoke such election anytime prior to date payment of benefits commence and (3) the payment of benefits shall not commence until at least the eighth (8th) day following the day the Participant is provided with aforementioned election form and written explanation regarding the payment of benefits.

         9.5 QUALIFIED PRERETIREMENT SURVIVOR ANNUITY REQUIREMENTS BEFORE 2002. Notwithstanding the provisions of section 9.3, for Plan Years beginning before January 1, 2002 a Participant's death benefit payable pursuant to section 8.4 shall be subject to this section 9.5 and section 9.6.

                  (a) If a vested Participant dies before his Annuity Starting Date and has an Eligible Spouse on the date of his death, any death benefit provided under section 8.4 shall be paid in the form having the effect of a Qualified Preretirement Survivor Annuity unless the Participant elects in writing not to receive a Qualified Preretirement Survivor Annuity.

                  (b) Such election shall be invalid and shall not take effect unless:

                           (1) it is made by the Participant and received by the
                  Plan Administrator during the period that begins on the first day of the Plan Year in which the Participant reaches age 35 and that ends on the date of the Participant's death (subject to such regulations as may be issued by the Secretary of Treasury); and

                           (2) the Participant's Eligible Spouse consents or has
                  consented in writing to such election, such consent acknowledges the effect of such election and such consent is witnessed by a representative of the Plan or a notary public; or the Participant or his beneficiary establishes to the satisfaction of the Plan Administrator that the consent otherwise required may not be obtained because there is no Eligible Spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed by the Secretary of the Treasury. Any consent by an Eligible Spouse shall only be effective with respect to such spouse. A spouse's consent shall be a restricted consent (which may not be changed as to the beneficiary or (except as otherwise permitted by law) form of payment unless the spouse consents to such change in the manner described herein). Notwithstanding the preceding provisions of this subsection
                  (b), a Participant shall not be required to obtain spousal consent if (A) the Participant is legally separated or the

                  Participant has been abandoned, and the Participant provides the Plan Administrator with a court order to such effect, or
                  (B) the spouse cannot be located.

                  (c) A Participant shall be provided a form for the purpose of making the appropriate elections under the foregoing provisions of this section 9.5. Such form shall be provided (subject to such regulations as may be issued by the Secretary of the Treasury) during such of the following periods as shall end last:

                           (1) the period beginning with the first day of the
                  Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           (2) a reasonable period after he becomes a
                  Participant; or

                           (3) a reasonable period after his employment is
                  severed in the case of a Participant whose employment is severed before he attains age 35.

         Accompanying such election form shall be a written explanation of the terms and conditions and the financial effect of the election and of the rights of the Participant's Eligible Spouse. Once an election is made, it may be revoked in writing. Thereafter, another election may be made; provided, that the new election is received by the Plan Administrator prior to the Participant's death and the other provisions of this section 9.5 are met with respect to such new election.

                  (d) If the Participant's death benefit is payable to his Eligible Spouse as a Qualified Preretirement Survivor Annuity under subsection (a), or if an Eligible Spouse executes a restricted consent waiving a Qualified Preretirement Survivor Annuity as provided in subsection (b)(2), the Eligible Spouse, or the Participant's designated beneficiary, as the case may be, may waive the annuity form of benefit after the Participant's death and select an optional form of benefit as provided in section 9.6.

         9.6 ALTERNATIVE METHODS OF PAYMENT BEFORE 2002. Notwithstanding the provisions of 9.3, for Plan Years beginning before January 1, 2002, a Participant's retirement, disability, severance of service or death benefit payable pursuant to section 8.1, 8.2, 8.3 or 8.4 shall be subject to this section 9.6.

                  (a) Notwithstanding sections 9.4 and 9.5, if the value of a Participant's benefit does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), such benefit shall be paid in the form of a lump sum as soon as practicable following the Participant's retirement, disability, severance of employment, or death, as provided in Article VIII.

                  (b) In the case of any Participant to whom the provisions of sections 9.4, and 9.5 do not apply, the manner of payment of his retirement, disability, severance of employment or death benefit shall be determined by such Participant or, in case such Participant has died, his beneficiary or beneficiaries. The options are:

                           (1) OPTION A - Such amount shall be paid or applied
                  in monthly, quarterly, semi-annual or annual installments as nearly equal as practicable; provided, however, that the Participant or his beneficiary may elect to accelerate the payment of any part or all of the unpaid installments or to provide that the unpaid balance shall be used for the benefit of the Participant or his beneficiary under Option B. In the event this option is selected, the portion of the Account of a Participant, or, in case such Participant is dead, of his beneficiary or beneficiaries, that is not needed to make the installment payments during the then current Plan Year shall remain a part of the Trust Fund under Article VII and shall participate in the net increase or net decrease in the value of said Trust Fund as provided therein. Installments shall be made as follows:

                                    (A) In the case of a retirement, disability
                           or termination benefit, in no event shall payments under this Option A extend beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his designated beneficiary. If the Participant dies before receiving the entire amount payable to him, the balance shall be paid to his designated beneficiary or, if there is none, to the beneficiary specified in Article VIII; in each case the balance shall be distributed at least as rapidly as under the method being used prior to the Participant's death.

                                    (B) In the case of a death benefit, payment
                           under this Option A:

                                          (i) to the designated beneficiary
                                    shall begin within one year following the Participant's death and shall not, in any event, extend beyond the life expectancy of the designated beneficiary (unless the designated beneficiary is the Participant's surviving spouse, in which case such benefit shall begin no later than the date the Participant would have reached age 70 1/2); or

                                          (ii) to any other beneficiary shall be
                                    totally distributed within five years from the date of the Participant's death.

                  (2) OPTION B - Such amount shall be paid as a straight life annuity.

                  (3) OPTION C - Such amount shall be paid in an annuity for the life of the Participant with a 75% or 100% survivor annuity for the life of his Eligible Spouse.

                  (4) OPTION D - Such amount shall be paid in a lump sum.

         (c) Life expectancies will be recalculated using the return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 for purposes of distributions hereunder.

         9.7 LIQUIDATION OF INVESTMENTS, PERIODIC ADJUSTMENTS, AND INCIDENTAL BENEFITS.

                  (a) Notwithstanding any other provision of this Plan, whenever a Participant is entitled to a distribution or withdrawal from the Plan pursuant to Article IX or X, the Plan Administrator and the Trustee shall be entitled to liquidate all, or any portion, of the investments attributable to the Participant's Accounts at any time during the five business days preceding the date upon which the distribution or withdrawal is scheduled to occur in order to facilitate the payment of benefits. In the event that the Plan Administrator and the Trustee elect to liquidate investments in order to facilitate a distribution or withdrawal, the liquidated funds may be placed in a money market fund or similar investment fund (or, when reasonable, may be held in cash, without liability for interest thereon). The Plan Administrator may adopt such accounting procedures as are necessary to accurately reflect the Participant's interest in such liquidated funds.

                  (b) Except as otherwise provided in section 9.7(a), to the extent the balance of a Participant's Accounts has not been distributed and remains in the Plan, the value of such remaining balance shall be subject to adjustment from time to time pursuant to the provisions of
         Article VII.

                           (c) (1) Notwithstanding the foregoing, payments under
                  any of the options described in this section shall satisfy the incidental death benefit requirements and all other applicable provisions of Section 401(a)(9) of the Code, the regulations issued thereunder (including Prop. Reg. Section 1.401(a)(9)-2), and such other rules thereunder as may be prescribed by the Commissioner.

                           (2) With respect to distributions under the Plan made
                  for calendar years beginning on or after January 1, 2001, the Plan Administrator shall apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This section 9.7(c)(2) shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

         9.8 DIRECT ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. In the event that a Distributee elects to have only a portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, the portion must not be less than $500 (adjusted under such regulations as may be issued from time to time by the Secretary of the Treasury).

         9.9 DISTRIBUTION FOR A MINOR BENEFICIARY. In the event a distribution is to be made to a beneficiary who is a minor under the laws of the state in which the beneficiary resides, the Plan Administrator may, in the Plan Administrator's sole discretion, direct that such distribution be paid to the legal guardian or custodian of such beneficiary as permitted by the laws of the state in which said beneficiary resides. A payment to the legal guardian or custodian of a minor beneficiary shall fully discharge the Trustee, Employer, Plan Administrator, and Plan from further liability on account thereof.

         9.10 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all, or any portion of the distribution payable to a Participant or his beneficiary, hereunder shall remain unpaid after the later of the Participant's attainment of age 62 or his Normal Retirement Date solely by reason of the inability of the Plan Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a forfeiture pursuant to the provisions of
Article VIII. In the event a Participant or beneficiary of such Participant is located subsequent to his benefit being forfeited, the amount forfeited (unadjusted for gains and losses) shall be restored to the Participant's Accounts. Such restoration shall be made from forfeitures occurring in the Plan Year of the restoration and, if necessary, by contributions of his Employer.

         9.11 PUT OPTIONS.

                  (a) The provisions of this section 9.11 relate to all Employer Securities held as assets of the Trust. Except to the extent hereinafter provided in this section 9.11, except as provided in section 9.12, or except as otherwise required by applicable law, no such Employer Securities may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

                  (b) If any such Employer Securities, when distributed to or for the benefit of a Participant, are not then listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or are not then quoted on a system sponsored by a national securities association registered under section 15A(b) of the 1934 Act, or, if so listed or quoted, are then subject to a trading limitation (a restriction under any federal or state securities law, any regulation thereunder or any permissible agreement affecting such Employer Securities, that makes such Employer Securities not as freely tradable as Employer Securities not subject to such restriction), then the Participant, the Participant's beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall be granted an option to put any of the units of such Employer Securities to the Company. The put option shall provide that, for a period of fifteen
         (15) months after such shares are distributed, the Participant, the Participant's beneficiary or beneficiaries, the persons to whom such shares are transferred by gift from the Participant, or any person to whom such Employer Securities pass by reason of the death of the Participant or a beneficiary of the Participant, as the case may be, shall have the right to have the Company purchase such units at their Fair Market Value on the date the put option is exercised. Any such put option shall be exercised by the holder notifying the Company in writing that the put option is being exercised; the date of exercise shall be the date the Company receives such written notice. Payment of the purchase price shall be made by the Company, at the election of the Company, either in cash within 30 days after the date of exercise or by an installment purchase. Any installment purchase must provide for adequate security, a reasonable interest rate and a payment schedule providing for cumulative payments at any time not less than the payments that would be made if made in substantially equal annual installments beginning within 30 days and ending not more than five years (which may be extended to a date no later than the earlier of ten years after the date of exercise or the date the proceeds of the loan used by the Plan to acquire the securities in question are entirely repaid) after the date the put option is exercised.

                  (c) The following special rules shall apply to any put option granted with respect to any such Employer Securities:

                           (1) At the time that any such put option is
                  exercised, the Plan shall have an option to assume the rights and obligations of the Company under the put option.

                           (2) If it is known at the time that a loan is made to
                  the Plan to enable it to purchase Employer Securities that federal or state law will be violated by the Company honoring the put option provided in this section 9.11, the holder of any such put option shall have the right to put such Employer Securities to a third party that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial, the identity of such third party to be selected by the Plan Administrator.

                           (3) If any such Employer Securities are publicly
                  traded without restriction when distributed, but cease to be so traded within 15 months after distribution, the Company shall notify each holder of such Employer Securities, in writing, on or before the tenth day after the date such Employer Securities cease to be so traded, that for the remainder of the 15-month period, such Employer Securities are subject to a put option. Such notice shall also inform the holder of the terms of such put option (which terms shall be consistent with the provisions of this section 9.11). If such notice is given after the tenth day after the date such Employer Securities cease to be so traded, the duration of the put option shall be extended by the number of days between such tenth day and the date on which notice is actually given.

                           (4) The period during which a put option is
                  exercisable shall not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

                  (d) Except as otherwise permitted by law, the provisions of this section 9.11 are not terminable for any reason, including as a result of the repayment of any loan used to acquire Employer Securities or by the cessation of the Plan as an employer stock ownership plan.

         9.12 RIGHT OF FIRST REFUSAL. The Employer or, if the Employer does not exercise such right, the Plan, shall have a right of first refusal with respect to any Employer Securities constituting stock or another equity security or a debt security convertible into stock or another equity security that are distributed for the benefit of a Participant or his beneficiary under this Plan. Such right of first refusal shall be subject to the following terms and conditions:

                  (a) At the time the right of first refusal may be exercised, the Employer Securities subject thereto must not then be listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934 (the "1934 Act") or must not then be quoted on a system sponsored by a national securities association registered under section 15A(b) of the 1934 Act.

                  (b) If at any time the person owning or otherwise having the right to sell such Employer Securities subject to the right of first refusal (whether or not such person received such securities from the Trust or as a result of a gift, a pledge or otherwise) desires to sell such securities, or any portion thereof, such person shall provide notice in writing to the Employer and to the Trustee (on behalf of the Plan), with such notice to include the name and address of the person to whom it is proposed that the securities be sold and of the person proposing to make the sale, the proposed purchase price therefore and the proposed terms of payment. The Employer and/or the Trustee shall have fourteen (14) days from the giving of such notice within which to give notice in writing to the person proposing to make the sale of the desire to exercise the right of first refusal. If both the Employer and the Trustee (on behalf of the Plan) exercise such right of first refusal, the Employer shall have the priority to make the purchase.

                  (c) If the Employer or the Trustee exercises the right of first refusal, the purchase of the shares shall take place as soon thereafter as is practicable at the offices of the purchaser. The purchase price and other terms of the purchase shall not be less favorable to the seller than the greater of the Fair Market Value of the securities in question or the purchase price and other terms offered by the proposed purchaser (other than the Employer or the Plan), making a good faith offer to purchase the security.

                                   ARTICLE X

             PRERETIREMENT WITHDRAWALS AND DIVERSIFICATION ELECTIONS

         10.1 HARDSHIP WITHDRAWALS.

                  (a) A Participant will be eligible to receive a withdrawal of any amounts credited to his Elective Contributions Account on account of Hardship. Notwithstanding the foregoing, any withdrawal pursuant to this section 10.1 shall not include amounts credited at any time to the Participant (in this Plan or any plan merged with this Plan) as (1) earnings attributable to elective contributions or (2) qualified non-elective contributions and earnings attributable thereto. If a Participant incurs a Hardship, such Participant may apply to the Administrator for the withdrawal of a portion of his Elective Contributions Account not in excess of the amount of such Hardship. The Administrator shall determine whether an immediate and heavy financial need exists and the amount necessary to meet the need (which amount may include the amount necessary to pay income taxes and penalties reasonably anticipated to result from the withdrawal), or the lesser amount, if any, to be distributed to such Participant, in a uniform and nondiscriminatory manner. If the Administrator approves a Hardship withdrawal, it shall direct the Trustee to distribute such amount to such Participant from his Elective Contributions Account (subject, in each case, to the restrictions set forth hereinabove).

                  (b) An immediate and heavy financial need shall be deemed to include

                           (1) expenses of medical care (as defined in Section
                  213(d) of the Code) incurred by the Participant or his spouse or other dependents (as defined in Section 152 of the Code) or necessary for such persons to obtain such medical care,

                           (2) payments (other than mortgage payments) directly
                  related to the purchase of the Participant's principal residence,

                           (3) payment of tuition and related educational fees
                  for the next 12 months of post-secondary education for the Participant or his spouse, children or other dependents,

                           (4) payments necessary to prevent the eviction of the
                  Participant from his principal residence or the foreclosure on the mortgage of such residence, and

                           (5) such other events as may be prescribed by the
                  Commissioner of the Internal Revenue Service in revenue rulings, notices and other documents of general applicability.

                  (c) A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

                  (d) A distribution pursuant to this section 10.1 will be deemed necessary to satisfy the financial need of a Participant if

                           (1) the distribution is not in excess of the amount
                  of the immediate and heavy financial need of the employee (including any amount necessary to pay income taxes and penalties reasonably anticipated to result from the distribution);

                           (2) the Participant has obtained all distributions,
                  other than hardship distributions, and all nontaxable loans currently available under all plans maintained by an Employer;

                           (3) the Participant's elective contributions to the
                  Plan or any other qualified or nonqualified plans of deferred compensation maintained by an Employer are suspended and he is not permitted to make further elective contributions until the first day of the quarter of the Plan Year following the expiration of 12 months from the date of such withdrawal; and

                           (4) the Participant is not permitted to make elective
                  contributions to the Plan or any other plan maintained by an Employer for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

                  (e) Any Participant who withdraws an amount pursuant to
         section 10.1(a) shall be subject to the limitations of sections 6.1(b)(1)(B) and 6.1(g).

         10.2 DIVERSIFICATION ELECTIONS.

                  (a) Notwithstanding any restrictions upon Participant directed investments set forth within the provisions of Article XI, a Participant who has attained age 55 and completed at least ten (10) years of participation in the Plan, shall have the right to direct the Trustee to diversify the investment of a portion of his Employer Securities Accounts before his retirement, death, total and permanent disability, or severance of service.

                  (b) Such a Participant may elect pursuant to this section, within ninety (90) days after the close of the first Plan Year in the Diversification Election Period, to diversify the investment of an amount not exceeding 25% of the portion of the balance of his Employer Securities Accounts determined as of the last day of such Plan Year.

                  (c) Within ninety (90) days after the close of the second, third, fourth and fifth Plan Years in the Diversification Election Period, such a Participant may elect pursuant to this section to diversify the investment of an amount equal to the difference between

                           (1) 25% of the portion of the balance of his Employer
                  Securities Accounts (determined before the application of subsection (b) above), determined as of the last day of such Plan Year, and

                           (2) the amount with respect to which a
                  diversification election was previously made.

                  (d) In the final Plan Year of the Diversification Election Period, the Participant may elect pursuant to this section to diversify the investment of an amount equal to the difference between

                           (1) 50% of the portion of the balance of his Employer
                  Securities Accounts (determined before the application of subsections (b) and (c) above), determined as of the last day of such Plan Year,

                           (2) and the amount with respect to which a
                  diversification election was previously made.

                  (e) An eligible Participant's diversification election shall be made in such form as may be approved by the Plan Administrator (or as otherwise permitted by the Plan Administrator), with the Participant designating the amount to be invested in Funds made available pursuant to section 11.1 as a percentage of the portion of his Employer Securities Accounts that is available for reinvestment as described in subsection (a).

                  (f) Notwithstanding any other provision of this section 10.2, no diversification election shall be made to any Participant unless the value of the Employer Securities allocated to the Participant's Employer Securities Accounts, exceeds $500 as of the Valuation Date immediately preceding the first day on which the Participant may elect an investment diversification.

                                   ARTICLE XI

                              DIRECTED INVESTMENTS

         11.1 INVESTMENT FUNDS.

                  (a) Each Participant may direct the Plan Administrator to invest his Accounts in one or more Funds that may be made available from time to time. A Participant's Accounts shall be divided into sub-accounts to properly account for the various Funds in which such Accounts are invested. Each sub-account shall be adjusted as of each Valuation Date in accordance with Article VIII to account for distributions, withdrawals, loans, contributions and forfeitures allocated to it and with respect to its share of the income, loss, appreciation and depreciation of such Fund.

                  (b) Each Fund shall be treated separately for purposes of (1) crediting dividends, interest, and other income on the investments in a particular investment fund, and all realized and unrealized gains shall be credited to that fund, and (2) charging brokerage commissions, taxes, and other charges and expenses in connection with the investments in a particular Fund, and all realized and unrealized losses shall be charged to that Fund. Other charges or fees separately incurred and not charged to a Fund, and incurred as a result of an election made by a Participant associated with the investment of his Accounts, shall be charged against his Accounts in accordance with
         Article VIII.

                  (c) Neither the Trustee, the Plan Administrator, nor any other person shall be under any duty to question any election by a Participant or to make any suggestions to him in connection therewith. Any loss occasioned by a Participant's election or failure to change an election of a Fund shall not be the responsibility of the Trustee, the Plan Administrator, or any other person. Nor shall the Trustee or the Plan Administrator be liable to any Participant for failure to make an investment in any Fund elected by him if in the exercise of due diligence the Trustee has not been able to acquire satisfactory securities or other property for that Fund satisfying the specifications and parameters established by the Plan Administrator and reasonable requirements as to price, terms, and other conditions, or for inability to liquidate an investment in a Fund promptly upon receipt of a new election form from the Participant.

         11.2 UNIFORM PROCEDURES. The Administrator shall establish uniform procedures regarding Participant investment directions, which procedures shall be communicated to all Participants. The Plan Administrator, at its sole discretion, may prohibit, or otherwise restrict, investment of Participant Account balances in the ESOP Company Stock Fund by any officer, director or 10% shareholder of the Company, or any other Participant who is required to file reports under Section 16(b) of the Securities Exchange Act of 1934, in order to prevent a violation of federal law or an undue administrative burden upon the Plan Administrator.

         11.3 DESIGNATED SECTION 404(C) PLAN.

                  (a) This Plan is designated as an "ERISA Section 404(c) Plan" providing Participants (and beneficiaries) with the opportunity to exercise control over the investment of assets held in their Accounts and to select, from a broad range of Funds, the manner in which some or all of the assets in their Accounts are invested. The Funds shall be selected and offered by the Company, as the designated plan fiduciary, in accordance with Section 404(c) of ERISA and the regulations thereunder.

                  (b) Information relating to the purchase, holding or sale of interests in the ESOP Company Stock Fund by Participants, as well as the voting and/or tender of Employer Securities, shall be maintained on a confidential basis by the director of personnel for the Company at all times. The director of personnel for the Company shall be the fiduciary responsible for maintaining all participant information with respect to investments in, and the voting and tender of, the ESOP Company Stock Fund. The director of personnel shall maintain confidential information with respect to participants' investments in the ESOP Company Stock Fund in a manner that will prevent officers, directors and employees of the Company from obtaining access to the information unless they have been specifically authorized to receive the information in connection with their responsibilities with respect to the administration of the plan. The director of personnel also shall be responsible for the periodic review and revision of confidentiality procedures for the Plan.

                  (c) In the event the fiduciary designated in section 11.3(b) above determines that the direct or indirect exercise of shareholder rights by any Participant who has invested in the ESOP Company Stock Fund may be subject to undue employer influence, the fiduciary shall appoint one or more independent fiduciaries (who are not affiliated with any Employer) to carry out such activities with respect to the ESOP Company Stock Fund as may be required to eliminate such undue employer influence.

         11.4 LOANS TO PARTICIPANTS. Participant loans shall be made in accordance with a written loan policy adopted by the Plan Administrator.

                                  ARTICLE XII

                                   TRUST FUND

         12.1 TRUST FUND. The Trust Fund shall be held by Comerica Bank, as Trustee, or by a successor trustee or trustees, for use in accordance with the Plan under the Agreement and Declaration of Trust. The Agreement and Declaration of Trust may from time to time be amended in the manner therein provided. Similarly, the Trustee may be changed from time to time in the manner provided in the Agreement and Declaration of Trust.

         12.2 ESOP INVESTMENTS. The Trustee shall invest the portions of the ESOP Company Stock Fund primarily in, and hold for such Account, Employer Securities unless, and to the extent, otherwise required by the Plan or the Plan Administrator. Unless otherwise required by the Agreement and Declaration of Trust, Employer Securities may be purchased or otherwise acquired from any source, including any party that might be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code); provided, however, that if Employer Securities are purchased or acquired from such a party in interest or disqualified person, the Trustee shall neither pay more than adequate consideration (within the meaning of Section 3(18) of ERISA), nor shall pay any commission to any person in connection with such acquisition.

         12.3 POWER TO BORROW. In order to enable it to carry out the purpose for which the Plan and Trust was established and except as otherwise provided by the Agreement and Declaration of Trust, the Trustee shall have the power to borrow money to purchase Employer Securities and for other purposes of the Trust from any source, including from any party that may be a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code), and the Trustee may have a party in interest or disqualified person guarantee any such loan; provided, however, that if funds are borrowed from such a party in interest or disqualified person or such a party or person guarantees the loan, such borrowing shall be primarily for the benefit of the participants and their beneficiaries. The Trustee shall have the power to issue promissory notes as Trustee to evidence any such borrowing.

         12.4 VOTING. Unless otherwise required by the Agreement and Declaration of Trust, any voting and other rights with respect to units of Employer Securities held as part of, or otherwise attributable to, each Participant's ESOP Accounts, or as part of any suspense account established pursuant to section 7.3, within the ESOP Company Stock Fund shall be exercised as follows:

                  (a) If the Employer does not have a registration-type class of securities, as defined in Code Section 409(e), each Participant who is an employee of the Employer shall be entitled to direct the Trustee as to the exercise of any voting rights, attributable to shares allocated




                                     XII-1
         to his Employer Securities Account, with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of a trade or business.

                  (b) If the Employer has a registration-type security, as defined in Code Section 409(e), any voting and other rights with respect to units of Employer Securities (including fractional shares) allocated to any Participant's Employer Securities Account shall be exercised by the Trustee in accordance with instructions received from such Participant.

                  (c) In connection with the exercise of the rights set forth in sections 12.4(a) and (b), the Trustee shall notify each Participant at least thirty (30) days prior to the date upon which such rights are to be exercised; provided, however, that the Trustee shall not be under any obligation to notify the Participants sooner than it receives such information as security holder of record. In the event the notice received by the Trustee makes it impossible for the Trustee to comply with such thirty (30) day notice requirement, the Trustee shall notify the Participants regarding the exercise of such rights as soon as practicable. The notification shall include all information distributed to the security holders of record by the Employer regarding the exercise of such rights. The Trustee shall be entitled to exercise such rights on the units of Employer Securities allocated to a Participant's Employer Securities Account only to the extent that it receives direction from such Participant, and if it does not receive direction, it shall not exercise any rights.

                  (d) Any voting and other rights with respect to units of Employer Securities (including fractional shares) held by the Trustee that are allocated to any suspense account or that are not subject to sections 12.4 (a) or (b) shall be exercised by the Trustee as directed by the Plan Administrator.

         12.5 DIVIDENDS. Unless otherwise required by the Agreement and Declaration of Trust, dividends with respect to units of Employer Securities held as part of, or otherwise allocable to, the Participants' ESOP Accounts shall be dealt with as follows:

                  (a) Cash dividends with respect to units of Employer Securities (including fractional shares) allocated to a Participant's Employer Securities Account may be paid, at the discretion of the Employer, directly to the Participant by the Employer.

                  (b) With respect to any Plan Year for which the value of the aggregate units of Employer Securities (including fractional shares) allocated to each Participant's Employer Securities Account for the Plan Year equals or exceeds the cash dividends paid to the Trustee with respect to units of Employer Securities (including fractional shares) allocated to the Participant's Employer Securities Account, such cash



                                     XII-2
         dividends shall be used, if, and to the extent that, the Employer so directs, to make payments on any loans entered into by the Trustee for the purpose of purchasing Employer Securities.

                  (c) Cash dividends paid with respect to units of Employer Securities (including fractional shares) allocated to any suspense account, established pursuant to section 7.3, as of the payment date shall be used, if, and to the extent that, the Employer so directs, to make payments on any loans entered into by the Trustee for the purpose of purchasing Employer Securities.

                  (d) Cash dividends paid to the Trustee with respect to units of Employer Securities (including fractional shares) allocated to the Employer Securities Account of a Participant receiving installment payments pursuant to Article IX of the Plan shall be distributed to the Participant (or his beneficiary or beneficiaries) as soon as practicable by the Trustee.

                  (e) Cash dividends paid to the Trustee with respect to units of Employer Securities (including fractional shares) allocated to the Employer Securities Account of a Participant as of the payment date shall be distributed, if, and to the extent that, the Employer so directs, to the Participant (or his beneficiary or beneficiaries) by the Trustee.

                  (f) All other cash dividends paid with respect to units of Employer Securities shall be retained by the Trustee and allocated in the same manner as other income of the Trust Fund. Cash dividends allocated to each Participant's Employer Securities Account may be exchanged by the Trustee for additional units of Employer Securities (including fractional shares) allocated to a suspense account.

                  (g) Stock dividends paid with respect to units of Employer Securities (including fractional shares) allocated to Participants' Employer Securities Accounts and/or suspense accounts as of the payment date, shall be used, if, and to the extent that, the Employer so directs, to make payments, directly or indirectly, on any loans entered into by the Trustee for the purpose of purchasing Employer Securities.

                  (h) All other stock dividends paid with respect to units of Employer Securities (including fractional shares) allocated to each Participant's Employer Securities Account as of a payment date shall be retained by the Trustee and allocated to such Employer Securities Account.

                  (i) All other stock dividends paid with respect to units of Employer Securities (including fractional shares) allocated to any suspense account as of a payment date shall be retained by the Trustee and allocated to such suspense account.



                                     XII-3

                                  ARTICLE XIII

            EXPENSES OF ADMINISTRATION OF THE PLAN AND THE TRUST FUND

         13.1 The Company shall bear all expenses of implementing this Plan and the Trust. For its services, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its written agreement with the Company, as in effect from time to time. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and the Trustee by separate instrument; provided, however, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred). The Company may pay all expenses of the administration of the Trust Fund, including the Trustee's compensation, the compensation of any investment manager, the expense incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust and any Employer may pay such expenses as relate to Participants employed by such Employer. Any such payment by the Company or another Employer shall not be deemed a contribution to this Plan. Such expenses shall be paid out of the assets of the Trust Fund unless paid or provided for by the Company or another Employer. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or any other person for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.



                                     XIII-1

                                  ARTICLE XIV

                            AMENDMENT AND TERMINATION

         14.1 RESTRICTIONS ON AMENDMENT AND TERMINATION OF PLAN. It is the present intention of the Company to maintain the Plan set forth herein indefinitely. Nevertheless, the Company specifically reserves to itself the right at any time, and from time to time, to amend or terminate this Plan in whole or in part; provided, however, that no such amendment:

                  (a) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of the Trust;

                  (b) shall cause or permit any property held subject to the terms of the Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administrative expenses of the Plan Administrator and the Trust;

                  (c) shall either directly or indirectly reduce any vested and nonforfeitable interest of, or the vested percentage in effect with respect to, a Participant determined as of the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

                  (d) shall reduce the Accounts of any Participant;

                  (e) shall amend any vesting schedule with respect to any Participant who has at least three Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty
         (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator;

                  (f) shall increase the duties or liabilities of the Trustee without its written consent; or

                  (g) shall modify, more than once in any six-month period, any provision of the Plan set forth in Article V, sections 6.1, 6.2, 6.3, 6.4, 7.5(b), and 7.6 that is applicable to any officer, director, 10% owner of any Employer, or any other Participant who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934.



                                     XIV-1

         14.2 AMENDMENT OF PLAN. Subject to the limitations stated in section 14.1, the Company shall have the power to amend this Plan in any manner that it deems desirable, and, not in limitation but in amplification of the foregoing, it shall have the right to change or modify the method of allocation of contributions hereunder (except as provided in section 14.1(g)) to change any provision relating to the administration of this Plan and to change any provision relating to the distribution or payment, or both, of any of the assets of the Trust.

         14.3 TERMINATION OF PLAN. Any Employer, in its sole and absolute discretion, may permanently discontinue making contributions under this Plan or may terminate this Plan and the Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such permanent discontinuance or complete or partial termination. In any of such events, the affected Participants, notwithstanding any other provisions of this Plan, shall have fully vested interests in the amounts credited to their respective Accounts at the time of such complete or partial termination of this Plan and the Trust or permanent discontinuance of contributions. All such vested interests shall be nonforfeitable.

         14.4 DISCONTINUANCE PROCEDURE. In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall, aside from becoming fully vested as provided in section 14.3, be held, administered and distributed by the Trustee in the manner provided under this Plan. In the event of a permanent discontinuance of contributions without such formal documentation, full vesting of the interests of the affected Participants in the amounts credited to their respective Accounts will occur on the last day of the year in which a substantial contribution is made to the Trust.

         14.5 TERMINATION PROCEDURE.

                  (a) In the event an Employer decides to terminate this Plan and the Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant (or the beneficiary of any such Participant) shall be entitled to receive, provided that the requirements set forth in section 14.5(b) are met, any amount then credited to his Accounts in a lump sum.

                  (b) In the event this Plan and the Trust are terminated, completely or partially, and with respect to any one Employer or with respect to all Employers, distributions may not be made pursuant to this section 14.5 unless:



                                     XIV-2

                           (1) the Plan has been completely terminated and no
                  successor plan (within the meaning of Section 401(k)(10) of the Code) has been established;

                           (2) the Plan has been partially terminated as a
                  result of the sale or other disposition by an Employer to an unrelated corporation of substantially all of the assets used in a trade or business, in which case distribution may be made to employees who continue employment with the acquiring corporation; or

                           (3) the Plan has been partially terminated as a
                  result of the sale or other disposition by an Employer of its interest in a subsidiary, in which case distribution may be made to employees who continue employment with the subsidiary.

                  (c) At the election of the Participant, the Plan Administrator may transfer the amount of any Participant's distribution under this section 14.5 to the trustee of another qualified plan or the trustee of an individual retirement account or individual retirement annuity instead of distributing such amount to the Participant. Any such election by a Participant shall be in writing and filed with the Plan Administrator.


                                     XIV-3

                                   ARTICLE XV

                                  MISCELLANEOUS

         15.1 MERGER OR CONSOLIDATION. This Plan and the Trust may not be merged or consolidated with, and the assets or liabilities of this Plan and the Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer, if the plan and trust then terminated, that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if this Plan and the Trust had then terminated.

         15.2 ALIENATION.

                  (a) Except as provided in section 15.2(b) or 15.2(c) no Participant or beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in this Plan or the Trust or any payments to be made thereunder; no benefits, payments, rights or interests of a Participant or beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant shall have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of the Trust, as and when the same respectively are due and payable under the terms of this Plan and the Trust.

                  (b) Notwithstanding the provisions of section 15.2(a) the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The Plan Administrator shall establish procedures consistent with
         Section 414(p) of the Code to determine if any order received by the Plan Administrator, or any other fiduciary of the Plan, is a Qualified Domestic Relations Order. Distribution shall be made to an Alternate Payee pursuant to any Qualified Domestic Relations Order, if required by such Qualified Domestic Relations Order, at any time.

                  (c) Notwithstanding any provision of the Plan to the contrary, an offset to a Participant's Accounts for an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order or decree issued, or a settlement entered into, on or after August 5, 1997, shall be permitted in accordance with Sections 401(a)(13)(C) and (D) of the Code.

         15.3 USERRA REQUIREMENTS. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code and the Uniformed Service Employment and Reemployment Rights Act.

         15.4 GOVERNING LAW. This Plan shall be administered, construed and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

         15.5 ACTION BY EMPLOYER. Whenever the Company or another Employer under the terms of this Plan is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of the Company or such other Employer and shall be evidenced by proper resolution of such Board of Directors certified by the Secretary or Assistant Secretary of the Company or such other Employer.

         15.6 ALTERNATIVE ACTIONS. In the event it becomes impossible for the Company, another Employer, the Plan Administrator or the Trustee to perform any act required by this Plan, then the Company, such other Employer, the Plan Administrator or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Plan.

         15.7 GENDER. Throughout this Plan, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

         15.8 ELECTRONIC MEDIA AND OTHER TECHNOLOGY. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may use telephonic media, electronic media or other technology in administering the Plan to the extent not prohibited by applicable law, regulation or other pronouncement.

         IN WITNESS WHEREOF, this Amendment and Restatement has been executed this _______ day of _______________, 2001, and shall be effective as of the dates set forth hereinabove.

                                       IPG ADMINISTRATIVE SERVICES, INC.



                                       By:________________________________

         (Corporate Seal)              Its: ______________________________
                                                     "COMPANY"



                                      XV-2